UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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DELTIC TIMBER CORPORATION

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DELTIC TIMBER CORPORATION

NOTICE OF ANNUAL MEETING

To The Stockholders of

Deltic Timber Corporation:

The Annual Meeting of Stockholders of Deltic Timber Corporation (“Deltic” or “the Company”) will be held at the South Arkansas Arts Center, 110 East 5th Street, El Dorado, Arkansas, on Thursday, April 26, 2012, at 10:00 a.m., Central Daylight Savings Time, for the following purposes:

Item 1:	To elect three Class I directors to hold office for a three-year term;

Item 2:	To express approval or disapproval of the action of the Audit Committee of the Board of Directors in appointing KPMG LLP as the Company’s independent auditors for 2012;

Item 3:	To consider and approve an amendment to extend the Deltic Timber Corporation 2002 Stock Incentive Plan for ten years; and

Item 4:	Advisory approval of the Company’s executive compensation.

To transact such other business as may properly come before the meeting and any adjournment thereof.

Holders of record of Deltic Common Stock at the close of business on March 12, 2012, will be entitled to vote with respect to this solicitation. Stockholders are reminded that your shares of Deltic Common Stock cannot be voted unless you follow the telephonic or internet voting procedures set forth on the enclosed proxy card, or execute and return the enclosed proxy card, or make other arrangements to have your shares represented at the meeting.

A copy of the 2011 Annual Report to Stockholders and Annual Report on Securities and Exchange Commission (“SEC”) Form 10-K are enclosed.

By Order of the Board of Directors,

Jim F. Andrews, Jr.

Secretary

El Dorado, Arkansas

March 19, 2012

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE EITHER TELEPHONICALLY OR ON THE INTERNET AS INSTRUCTED ON THE ENCLOSED PROXY CARD OR YOU MAY COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on April 26, 2012. The Company’s Proxy Statement and Annual Report to security holders for the fiscal year ended December 31, 2011 is also available at http://www.deltic.com.

DELTIC TIMBER CORPORATION

210 East Elm Street

El Dorado, Arkansas 71730

PROXY STATEMENT

GENERAL

This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Deltic Timber Corporation (“Deltic” or the “Company”) for the Annual Meeting of Stockholders (“Annual Meeting”) to be held on April 26, 2012, in El Dorado, Arkansas. Only stockholders of record at the close of business on March 12, 2012, (the “Record Date”) are entitled to notice of, and to vote at, the meeting. There were 12,653,711 shares of Deltic Common Stock outstanding and entitled to vote on March 12, 2012. This amount does not include 160,168 shares of treasury stock. Each share of outstanding Deltic Common Stock is entitled to one vote on each matter properly brought before the meeting.

Commencing approximately on March 19, 2012, the Company will mail its Annual Report for the year ended December 31, 2011 and its Annual Report on Form 10-K for 2011 as filed with the Securities and Exchange Commission (“SEC”), together with this Proxy Statement and the enclosed proxy card to holders of Deltic Common Stock on the Record Date.

VOTING OF PROXIES

Your vote is important. Shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Even if you plan to attend the meeting, you are urged to vote either telephonically or on the internet or to sign, date and return the accompanying proxy card.

When you vote by one of these three methods, stock represented by the proxy will be voted in accordance with your directions. You can specify your voting instructions by following the instructions for telephonic or internet voting on the enclosed proxy card or by marking the appropriate spaces on the proxy card and signing, dating and returning the proxy card. If you so elect when prompted in the telephonic or internet voting process, or if your proxy card is signed and returned without specific voting instructions, your shares of Deltic Common Stock will be voted as recommended by the Board of Directors: “FOR” the election of the three nominees for director named in the proxy card; “FOR” the ratification of the selection of KPMG LLP as the Company’s independent auditors for 2012; “FOR” the ten-year extension of the Deltic Timber Corporation 2002 Stock Incentive Plan; and “FOR” the Company’s executive compensation.

You may change your voting instructions or revoke your proxy at any time before it is voted at the meeting by: (a) re-voting telephonically or on the internet at any time up to 1:00 a.m. CDT on April 26, 2012, the date of the meeting (only the latest telephonic or internet votes will be counted); (b) executing a later-dated proxy; (c) voting by ballot at the meeting, however your mere attendance at the meeting will not revoke your proxy unless you vote in person at the meeting; or, (d) filing a notice of revocation with the inspectors of election in care of the Secretary of the Company at the above address.

VOTES REQUIRED

The presence, in person or by proxy, of the holders of at least a majority of the shares of Deltic Common Stock outstanding on the Record Date is necessary to have a quorum for the Annual Meeting. Abstentions and broker “non-votes” are counted as present for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares of Deltic Common Stock for a beneficial owner does not vote on a particular non-routine proposal because the nominee does not have discretionary voting power with respect to that item pursuant to the applicable rules of the New York Stock Exchange (“NYSE”) and has not otherwise received voting instructions from the beneficial owner.

The election of directors (Item 1), the ten-year extension of the Deltic Timber Corporation 2002 Stock Incentive Plan (Item 3), and the advisory approval of the Company’s executive compensation (Item 4) are considered “non-routine” matters under applicable NYSE rules and, therefore, if you hold your shares through a bank, broker or other similar organization, the organization may not vote your shares on these voting items absent specific instructions from you. Accordingly, there may be broker “non-votes” with respect to these matters.

Pursuant to Delaware law and assuming a quorum is present, the affirmative vote of a plurality of the votes cast by the shares entitled to vote in the election of directors (Item 1) at the Annual Meeting is required for the election of each nominee to the Board of Directors. Abstentions and broker “non-votes” are not counted as votes cast and will have no effect on the outcome of the vote.

Generally, our bylaws provide that approval of any matter presented to stockholders (other than the election of directors) requires the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the subject matter. Accordingly, the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting is required to approve the appointment of KPMG LLP as independent auditors of the Company for the year 2012 (Item 2). Abstentions will have the same effect as a vote “against” this voting item. Brokers, banks and other nominees holding shares of Deltic Common Stock for beneficial owners have discretionary voting power on this voting item, and broker “non-votes” will not occur with respect to this matter.

The affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting is required to approve the ten-year extension of the Deltic Timber Corporation 2002 Stock Incentive Plan (Item 3). With respect to Item 3, abstentions will have the same effect as a vote “against”, but broker “non-votes” will not be counted as votes cast and will have no effect on the outcome of the vote.

The vote required for the approval of the Company’s executive compensation (Item 4) is merely advisory and is not binding on the Company, the Board of Directors, or the Executive Compensation Committee of the Board of Directors. Despite the fact this vote is non-binding, the Board of Directors will take the results of this vote under advisement. With respect to Item 4, abstentions will have the same effect as a vote “against”, but broker “non-votes” will not be counted as votes cast and will have no effect on the outcome of the vote.

SOLICITATION OF PROXIES

Solicitation of proxies may be made by directors, officers, or employees of the Company through the mail, in person and by telecommunications. The cost of soliciting proxies will be borne by the Company. In accordance with the regulations of the SEC and the NYSE, the Company will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their expenses incurred in sending proxies and proxy materials to the beneficial owners of Deltic Common Stock.

PROCEDURES FOR STOCKHOLDER NOMINATIONS AND PROPOSALS

Nominations. Under the Company’s Amended and Restated Bylaws (the “Bylaws”), nominations for director may be made only by the Board of Directors (or a committee of the Board of Directors), or by a stockholder that meets the requirements set forth in the Bylaws. The Bylaws require that for stockholder nominations, a written notice be delivered to the Company’s Secretary at the Company’s principal executive offices, which are located at 210 East Elm Street, El Dorado, Arkansas 71730, not less than 90 days prior to the first anniversary of the most recent annual meeting of stockholders, which for the 2013 Annual Meeting of Shareholders, will be January 25, 2013. The written notice must be made by a stockholder of record at the time of giving the notice and who shall be entitled to vote for election of directors at the meeting for which the stockholder’s nomination relates. The written notice shall set forth as to the candidate all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, including such candidate’s written consent to be named in the Proxy Statement as a nominee and to serving as a director if elected. The notice shall also set forth as to the stockholder, the name and address as they appear on the Company’s books of such stockholder and the number of shares of the Company’s Common Stock that are beneficially owned by the stockholder. The Board of Directors’ Nominating and Corporate Governance Committee (“Committee”) has been delegated the responsibility to oversee searches for, and to identify qualified individuals for membership on the Company’s Board of Directors. The Committee will duly consider candidates for nomination that may be submitted by stockholders in compliance with the applicable provisions of the Bylaws, and will not apply different criteria to candidates submitted by a stockholder than it applies to other candidates. Generally, the Committee reviews a candidate’s qualifications by considering criteria approved by the Board of Directors, a candidate’s satisfaction of applicable “independence” measures (and enhanced independence, financial literacy and financial expertise standards for potential Audit Committee members), while also taking into consideration current challenges and needs of the Board of Directors regarding issues of judgment, age, skills, background and experience. In addition, although the Company does not have a specific diversity policy, it considers the diversity of the candidate with regard to viewpoint, professional experience, education and skills that are relevant to the Company’s activities. Other specific criteria used by the Committee in reviewing a candidate’s qualifications are that the candidate shall have the highest personal and professional ethics, integrity and values and have evidenced in their personal and professional affairs proper judgment, independence, business acumen and an understanding of the Company’s or related industries.

Proposals. The Bylaws also provide that, except for stockholder proposals submitted in a timely manner for annual stockholders’ meetings, no business may be brought before any stockholders’ meeting unless specified in the notice of meeting or at the direction of the Board of Directors. The Bylaws further set forth procedures and requirements, including notice to the Company, for stockholders to submit business for proper consideration at annual meetings. Any stockholder who is a stockholder of record at the time of his/her notice, maintains his/her stock ownership so that he/she is entitled to vote at the annual stockholders’ meeting and adheres to the Bylaws’ procedures and requirements, shall be entitled to present business for consideration at such meeting. In order to present business for consideration at an annual stockholders’ meeting, a stockholder must submit a notice which sets forth a description of the nature of the business to be considered, the stockholder’s name and address as it appears in the records of the Company, the number of shares beneficially owned and any material interest of the stockholder in the business sought to be included. In order to be timely, the notice must be received by the Company’s Secretary at the principal executive office of the Company not less than 90 days prior to the anniversary of the preceding annual meeting, which for the 2013 Annual Meeting of Shareholders will be January 25, 2013. These requirements are separate and apart from, and in addition to, the SEC’s requirements that a stockholder must comply with in order to have a stockholder proposal included in the Company’s proxy materials.

A copy of the full text of the Company’s Amended and Restated Bylaws may be obtained upon written request to the Company’s Secretary at the above provided Company address.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Any stockholder proposal to be presented at the 2013 Annual Meeting of Stockholders should be directed to the Secretary of the Company, and must be received by the Company on or before November 18, 2012 in order to be eligible for inclusion in the Company’s proxy statement and form of proxy. Any such proposal must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 (or any successor rule). Additionally, the Company’s Bylaws contain an advance notice provision, which provides that a matter may not be brought before the Company’s annual meeting by a stockholder unless the proposal is delivered in writing to the principal executive office of the Company no later than 90 days prior to the first anniversary of the most recent annual meeting of stockholders (by January 25, 2013).

STOCKHOLDER, EMPLOYEE, AND INTERESTED PARTY

COMMUNICATION WITH DIRECTORS

As set forth in the Company’s Corporate Governance Guidelines, it is the policy of the Board of Directors that stockholders, employees, and other interested parties are able to communicate directly with members of the Board of Directors, including non-management and independent directors. All communications should be directed to the Company’s Secretary, at the Company’s principal executive offices, 210 East Elm Street, El Dorado, Arkansas 71730, and should prominently indicate on the outside of the envelope that it is intended for a specified director or to the non-management or independent directors of the Company as a group. Each communication intended for a director and received by the Secretary which is related to the operation or governance of the Company, and is not otherwise commercial in nature, will be promptly forwarded to the specified party following its clearance through normal security procedures. Employees of the Company may also utilize this communication procedure. Alternatively, employees may, if they so desire, utilize the confidential and/or anonymous procedures to send written, electronic, or toll-free telephonic communications through a third party as established under the Company’s “whistle-blower” policy. Communications under the whistle-blower policy are initially directed to the Chairman of the Board of Directors’ Audit Committee.

THE COMPANY

The Company was incorporated in Delaware on September 4, 1996, in anticipation of the spin-off by Murphy Oil Corporation of its farm, timber and real estate business, then conducted by Deltic Farm & Timber Co. Inc., an Arkansas corporation (“Deltic Farm & Timber”). Effective December 17, 1996, Deltic Farm & Timber was merged with and into the Company, and effective December 31, 1996, Murphy Oil Corporation distributed all of the shares of the Company’s Common Stock.

THE BOARD OF DIRECTORS

The responsibility and authority for managing the business of the Company rest with its Board of Directors, which is elected by the Company’s stockholders. The Chairman of the Board of Directors, the independent directors, and the Chief Executive Officer bring different perspectives and roles to the Company’s management, oversight and strategic development. The Company’s directors bring experience and expertise from both inside and outside the Company and its industry, while the Chief Executive Officer is most familiar with the Company’s business and its industry, and most capable of leading the execution of the Company’s strategy. The Board has determined that it remains advantageous and a benefit for the Company and its stockholders that the positions of Chairman of the Board and President and Chief Executive Officer be bifurcated because it provides the appropriate balance between strategy development and independent oversight of management. Pursuant to this structure, the Chairman is responsible for running the Board and the Chief Executive Officer is responsible for running the Company. The position of the Company’s Chairman of the Board is held by Robert C. Nolan, who is not an employee or executive of the Company. As Chairman, Mr. Nolan provides leadership to the Board and facilitates communication among the directors. He also works with the Chief Executive Officer in setting the Board agenda and regularly conducts executive sessions of the Board in which management does not participate. The Board of Directors sets strategic policy, approves business plans, and delegates authority to execute its policies and plans to the President and Chief Executive Officer.

Management is responsible for the day-to-day risk management processes of the Company, subject to Board oversight. The Board exercises risk management oversight both directly and indirectly, the latter through various Board Committees. The Board reviews information regarding the Company’s credit, liquidity and operations, including the risks associated with each at its regularly scheduled Board meetings and Board Committee meetings. The Company’s Executive Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements including the retention of capable, competent, and qualified people in management positions. The Audit Committee is responsible for oversight of financial risks, including the steps the Company has taken to monitor and mitigate these risks. The Nominating & Governance Committee, in its role of reviewing and maintaining the Company’s corporate governance guidelines, manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. The Board’s risk management oversight role has not specifically affected the Board’s leadership structure.

During 2011, Deltic’s Board of Directors held five meetings. Also during the year, the Board’s Audit Committee, Executive Committee, Executive Compensation Committee and Nominating and Corporate Governance Committee, held nine, five, two and two meetings, respectively. All of the Company’s directors attended at least 75 percent of the total number of meetings of the Board of Directors and their respective committee meetings. It is the policy of the Board of Directors that directors attend stockholder, Board of Directors, and committee meetings unless extenuating circumstances make such attendance impracticable. Eight directors attended the Company’s 2011 Annual Meeting of Stockholders.

COMMITTEES

To assist in fulfilling its responsibilities, Deltic’s Board of Directors has established four principal committees: the Audit Committee; the Executive Committee; the Executive Compensation Committee and the Nominating and Corporate Governance Committee. These committees are briefly described as follows:

The Audit Committee meets regularly with the Company’s independent auditors and internal auditor to assist the Board of Directors in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and other public disclosures, and the Company’s compliance with legal and regulatory requirements, as well as assessing the qualifications, performance and independence of the Company’s independent auditors and the performance of the Company’s internal audit function. The Committee is responsible for selecting the Company’s independent auditors. The Committee approves all audit, audit-related and non-audit services of the independent auditors. The Committee is chaired by Mr. Roach with its other members being Messrs. Coley, Pierson, and Lemmon. Each member of the Committee has been affirmatively determined by the Board of Directors to be “independent” under applicable criteria for Committee membership under Section 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, and Section 303A of the NYSE’s Corporate Governance rules, and to meet financial literacy standards. In addition, the Board of Directors has designated Mr. Roach as the Committee’s “financial expert” based upon his professional experience and attributes. A copy of the Committee’s written charter can be accessed on the Company’s website at www.deltic.com under the Corporate Governance part of the Investor Relations section. Please see pp. 48 - 49 of this Proxy Statement for the Committee’s 2011 report.

The Executive Committee generally meets in the months that no meeting of the Board of Directors is scheduled and acts as surrogate for the Board of Directors by maintaining surveillance over operations and exercising the general powers of the Board of Directors when the Board of Directors is not in session. The Committee does not have the power, among other things, to: declare dividends; issue stock; amend the Bylaws; or, approve any merger or share exchange. The Committee is chaired by Mr. Nolan with its other members being Messrs. Dillon, Murphy, and Roach. Except for Mr. Dillon, each member of the Committee has been affirmatively determined by the Board of Directors to be “independent” under applicable criteria established in Section 303A of the NYSE’s Corporate Governance rules.

The Executive Compensation Committee represents for some matters and otherwise acts to assist the Board of Directors, in other matters, in fulfilling its oversight responsibility for the Company, to oversee the Company’s equity-based and other compensation and benefits plans and policies. The Committee administers the Company’s annual incentive and stock incentive plans and is authorized under the stock incentive plans to make awards of incentive and non-qualified stock options, restricted stock, performance units and other types of awards permitted under the plans. The Committee also acts upon the recommendations of the Nominating and Corporate Governance Committee regarding equity-based compensation for the Company’s non-employee directors under the Company’s 2002 Stock Incentive Plan. Additionally, the Committee reviews the performance levels of Deltic’s executive officers and determines base salaries and short and long-term incentive awards for such executive officers, including the Company’s President and Chief Executive Officer. Further, the Committee reviews and reports to the Board of Directors on the Company’s succession planning. The Committee is chaired by Mr. Murphy, with its other members being Messrs. Nolan, ex officio, Pierson, Tudor, Lemmon and Rev. Keller. Each member has been affirmatively determined by the Board of Directors to be “independent” under applicable criteria established in Section 303A of the NYSE’s Corporate Governance rules. A written charter for the Committee can be accessed on the Company’s website at www.deltic.com under the Corporate Governance part of the Investor Relations section.

The duties of the Board of Directors’ Nominating and Corporate Governance Committee include: the identification of individuals qualified to become directors and recommendation to the Board of Directors of nominees for election at the next annual or special meeting of stockholders at which directors are to be elected, or to fill vacancies or newly created directorships that may occur between such meetings; recommendation of directors for appointment to the committees of the Board of Directors; oversight of the evaluation of the Board of Directors and each of its committees and members; establishment of the cash component of compensation of non-employee directors and recommendation to the Board’s Executive Compensation Committee of equity components of compensation of the non-employee directors of the Company; and, the review, suggestion of changes to and oversight of compliance with the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics. More specific responsibilities of the Committee on governance related matters include: the evaluation of the appropriateness of continued membership on the Company’s Board of Directors upon a change in circumstance in and to professional roles and responsibilities of a director, or upon a director deciding to serve on another public company board that would be expected to require a significant devotion of time by such director; the review of any requests for waivers from provisions of the Company’s Code of Business Conduct and Ethics; the review of situations that may involve a potential conflict of interest on the part of a director; and the review of and authority to approve or disapprove all proposed related party transactions between the Company and its directors. The Committee is chaired by Rev. Keller with its other members being Messrs. Murphy, Nolan, ex officio, Roach and Coley. Each member has been affirmatively determined by the Board of Directors to be “independent” under applicable criteria established in Section 303A of the NYSE’s Corporate Governance rules. A written charter for the Committee can be accessed on the Company’s website at www.deltic.com under the Corporate Governance part of the Investor Relations section.

CORPORATE GOVERNANCE

Preceding sections of this Proxy Statement have referenced the determination of the Board of Directors regarding the “independence” of the Company’s directors, the Company’s Code of Business Conduct and Ethics and Corporate Governance Guidelines. This section provides additional information concerning these subjects.

Annually, or if the circumstances dictate a more frequent basis, the Board of Directors considers the independence of each director. To be considered independent, a director must be affirmatively determined by resolution to have no material relation with the Company other than as a director. In each case, broad consideration is given to all relevant facts and circumstances, not only as to the respective director, but also as to persons or organizations with which the director has an affiliation. Consistent with published commentary by the NYSE regarding determinations of independence, the Board of Directors has deemed that a primary consideration is independence from the Company’s management, so that the Board of Directors’ essential oversight role over the affairs of the Company is not compromised due to any such relationship. Ownership of even a significant amount of the Company’s stock, by itself, is not viewed as a bar to an independence determination, but rather, stock ownership by the Company’s directors is encouraged in order to align directors’ interests with those of all stockholders and to provide additional incentive for proper and effective stewardship.

Categorical standards adopted by the Board of Directors to assist in its determinations are: (a) a director will not be determined to be independent if, (i) within the preceding three years, the director was an employee of the Company or an immediate family member was employed by the Company or its subsidiaries as an executive officer, or (ii) the director is currently an employee or partner of the Company’s independent auditor, or an immediate family member is a current partner or an employee of the Company’s independent auditor who participated in the Company’s audit, assurance or tax compliance practice, or was within the last three years (but is no longer) or the director or an immediate family member was a partner or employee of such firm and personally worked on the Company’s audit within that time, or (iii) any executive officer of the Company was a member of the compensation committee of the board of directors of a company that employed either the director or an immediate family member of the director as an executive officer; (b) a director will not be determined to be independent if the director or an immediate family member has received more than $120,000 in direct compensation (not including director and committee fees) from the Company during any twelve month period within the last three years; (c) a director will not be determined to be independent under applicable standards for Audit Committee membership if the director or the director’s immediate family members and/or affiliates have received during the last three years any consulting, advisory or other compensatory fee from the Company and its subsidiaries other than director and committee fees, or if the director is an affiliated person of the Company owning 10 percent or more of the Company’s stock; and, (d) a director will not be determined to be independent if the director is an employee of, or whose immediate family members is a current executive officer of, another company that has made payments to or received payments from the Company for property or services in an amount that in any of the last three fiscal years exceeds the greater of $1,000,000 or two percent of the other company’s consolidated gross revenues.

During its deliberations regarding director independence, in addition to the categories and factors identified above, and even though they did not approach the dollar threshold cited in category (d) above, the Board of Directors also reviewed the extent of all commercial relationships, including immaterial relationships, between the Company and its directors and their respective immediate family members and affiliates. Land management services provided by the Company on the same terms and conditions as for all land management clients were specifically reviewed and determined to be immaterial relationships. The lease of Company office space at local market rates from Union Holdings LLC, in which Mr. Murphy has an indirect interest, was specifically reviewed and also determined to be an immaterial relationship.

Following its deliberations, the Board of Directors affirmatively determined that Messrs. Coley, Lemmon, Murphy, Nolan, Pierson, Roach, Tudor and Reverend Keller met applicable standards, and each was determined to be independent. In addition, specific consideration of the enhanced independence requirements for members of the Company’s Audit Committee was made and all members of the Audit Committee were determined to be independent and financially literate under applicable SEC and NYSE requirements. The Board of Directors also discussed the professional experience and attributes of Mr. Roach and designated him as the Audit Committee’s “financial expert” and determined that his service as chairman of the Audit Committee of another public company would not impair his ability to effectively chair the Company’s Audit Committee. Further, that Mr. Lemmon’s service on the Audit Committees of two other public companies would not impair his ability to effectively serve on the Company’s Audit Committee.

All of Deltic’s directors and employees, including its President and Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer are required to adhere to the provisions of the Company’s Code of Business Conduct and Ethics (the “Code”). The Code addresses areas of professional conduct deemed to be essential in carrying out the Company’s business in a legal and ethical manner. Specific areas included are employment practices, conflicts of interest, and protection of confidential information and prohibition of its use for personal gain, as well as strict adherence to all laws applicable to the conduct of Deltic’s business. Under the Code, employees are required to report any conduct they believe to be an actual or apparent violation of the Code. Biannual certifications of compliance with the Code are required. No waivers to the provisions of the Code have been requested, but should any waivers to the provisions of the Code ever be allowed by the Board of Directors’ Nominating and Corporate Governance Committee, such action will be promptly posted on the Company’s website, www.deltic.com under the Corporate Governance part of the Investor Relations section, and disclosed in a current report on Form 8-K that will be filed with the SEC within four business days of such determination. The Code can be accessed on the Company’s website at www.deltic.com under Corporate Governance of the Investor Relations section.

Deltic’s Board of Directors has also adopted written Corporate Governance Guidelines (the “Guidelines”) that along with the Bylaws of the Company, its policies and procedures, and the charters of the Board of Directors’ committees provide the framework for the governance of the Company. The Guidelines provide generally, that the Company’s business is conducted by its employees, managers and officers under the direction of the President and Chief Executive Officer and the oversight of the Board of Directors to enhance the value of the Company for its stockholders. The guidelines address several important subjects, including: composition of the Board of Directors and criteria for membership; director qualifications; bifurcation of the duties of Chairman and President and Chief Executive Officer; conflicts of interest and prohibition of loans; director responsibilities, including participation and preparation for meetings; director access to management and employees and authority to hire independent legal, financial or other advisors; director orientation and continuing education; evaluation of management performance and succession; stockholder, employee, and other interested party communication with directors; and, annual performance evaluations of the Board of Directors, each of the Board of Directors’ committees and each individual director. The Guidelines also codify the Company’s practice of conducting regular executive sessions of the independent members of the Board of Directors in lieu of regular meetings of non-management directors. Mr. Nolan, the non-employee Chairman of the Board of Directors, has been affirmatively determined to be independent, presides at all such executive sessions of the Board of Directors. Should Mr. Nolan’s independence status change, the Guidelines establish procedures for selection of an appropriate director to preside at such executive session meetings. The Guidelines can be accessed on the Company’s website at www.deltic.com under the Corporate Governance of the Investor Relations section.

ELECTION OF CLASS I DIRECTORS

(ITEM 1 ON PROXY CARD)

The Board of Directors currently consists of nine members. Directors are divided into three classes, as equal in number as possible. Directors hold office for staggered terms of three years (or less if they are filling a vacancy) until their successors are elected and qualified. One of the three classes is elected each year to succeed the directors whose terms are expiring. The directors in Class I were elected at the 2009 Annual Meeting and will stand for re-election for a three-year term at this year’s Annual Meeting. The directors in Class II were elected at the 2010 Annual Meeting to serve for a term expiring at the Company’s Annual Meeting in the year 2013. The directors in Class III were elected at the 2011 Annual Meeting to serve for a term expiring at the Company’s Annual Meeting in the year 2014.

The Board of Directors, acting through the Nominating and Corporate Governance Committee, is responsible for assembling a group of nominees each year that have the experience, qualifications, attributes and skills necessary and appropriate for serving as a Board member. Notwithstanding the staggered terms of office, the Board of Directors also undergoes an evaluation process each year to ensure that all members of the Board of Directors continue to meet the criteria for a Board member, as enumerated on p. 3. In addition, the Nominating and Corporate Governance Committee regularly reviews the composition of the entire Board of Directors in light of the Company’s changing requirements and its assessment of the Board’s performance. As a result of these reviews and evaluations, Deltic’s Board of Directors: (i) affirms that each member of the Board of Directors possesses the requisite experience, qualifications, attributes and skills necessary for membership on Deltic’s Board of Directors; and (ii) proposes the following nominees for re-election as directors at the 2012 Annual Meeting:

NOMINEES FOR CLASS I DIRECTORS

With Terms Expiring at the Annual Meeting in the Year 2015:

Ray C. Dillon

Robert C. Nolan

Robert B. Tudor, III

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE-NAMED NOMINEES AS DIRECTORS FOR A TERM OF THREE YEARS.

Information is provided below with respect to each nominee for election and for each director whose term expires in subsequent years. Should one or more of these nominees be unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board of Directors may recommend unless the Board of Directors reduces the number of directors. The Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve if elected.

NOMINEES FOR ELECTION AS DIRECTORS

Class I – Terms Expiring in 2015

Ray C. Dillon, 56, has been the Company’s President and Chief Executive Officer and a director since July 1, 2003. Mr. Dillon has 31 years experience in the paper and forest products industry. Prior to his present position, Mr. Dillon served in various executive positions with Gaylord Container Corporation, a manufacturer and distributor of corrugated containers, containerboard, unbleached kraft paper, multiwall bags, grocery bags and sacks, and specialty chemicals, from 1994 through mid-2003, including Executive Vice President from 2000 through mid-2003, Vice President Primary Products from 1997 through 2000, and Vice President Mill Operations from 1994 through 1997.

Mr. Dillon’s day-to-day experience as the Company’s President and Chief Executive Officer gives him intimate executive insight into the Company’s challenges, opportunities, and operations. Mr. Dillon’s extensive experience in the paper and forest products industry, combined with his personal stake in the success of the Company, qualifies him to serve on the Company’s Board and to serve on its Executive Committee.

Other Public Boards:	U.S. Concrete	May 2009 – August 2010	Executive Compensation & Nominating & Governance Committees
Deltic Committees:	Executive Committee

Robert C. Nolan, 70, has been the Company’s non-employee Chairman of the Board of Directors since December 17, 1996 and as a result, is intimately familiar with the Company’s history and operations. For the past 48 years, Mr. Nolan has been Managing Member of Munoco Company L.C., an Arkansas limited liability company, engaged in, among other activities, the exploration for and production of oil and gas and timberland management. Mr. Nolan has over 37 years experience in timberland management.

Mr. Nolan’s extensive experience in timberland management and oil and gas exploration and development provides broad and critical expertise on these subjects for the Board in its oversight of Company operations. Mr. Nolan’s knowledge of the Company, acquired through years of service to the Company, combined with his personal stake in its success qualifies him to serve on the Company’s Board and as an ex officio member of all Board Committees (except the Audit Committee).

Other Public Boards:	BancorpSouth, Inc.	2000 – Present	Executive, Executive Compensation, and Nominating Committees

Deltic Committees:	Serves as an ex officio member of all committees of the Board of Directors, except the Audit Committee, with full voting rights

Robert B. Tudor, III, 52, has been a director since February 15, 2007. Mr. Tudor has been the Chairman and Chief Executive Officer and a partner of Tudor, Pickering, Holt & Co., LLC since 2006. Tudor, Pickering, Holt & Co., LLC is an integrated energy investment and merchant banking boutique, providing high quality advice and services to institutional and corporate clients. Prior to the formation of Tudor, Pickering, Holt & Co., LLC, Mr. Tudor had a 20-year career with Goldman Sachs, where he worked in the New York, London, and Houston offices, in varying capacities including head of the southwest region and head of the European Industrial & Natural Resources Group. Mr. Tudor also has a doctorate of jurisprudence from Tulane Law School.

Mr. Tudor’s legal and investment banking experience with the internationally-recognized firm of Goldman Sachs provides an invaluable financial perspective as to Company operations and brings additional financial expertise to the Board. While at Goldman Sachs, Mr. Tudor was an advisor in the Company’s spin-off from its former parent corporation. His knowledge of the Company qualifies him to serve on the Company’s Board and to serve on its Executive Compensation Committee.

Deltic Committees:	Executive Compensation Committee

DIRECTORS WHOSE TERMS IN OFFICE CONTINUE

Class II—Terms Expiring in 2013

Randolph C. Coley, 65, has been a director since February 15, 2007. Mr. Coley is a retired partner of King & Spalding LLP, an AmLaw 100 law firm, where his practice was concentrated in advising corporate clients in the areas of corporate law, corporate governance, and securities law. Mr. Coley was the head of the firm’s corporate group from 1994 to 1996, and was managing partner of the firm’s Houston office from 2001 to 2005. Mr. Coley was also Executive Managing Director and head of Investment Banking for Morgan Keegan & Company, Inc. from 1996 to 1998.

Mr. Coley’s legal practice experience in corporate governance while a partner in a nationally-recognized law firm provides invaluable corporate governance expertise and counsel to the Board. Mr. Coley’s legal and investment banking experience provides an invaluable financial perspective as to Company operations and brings additional financial expertise to the Board which qualifies him to serve on the Company’s Board and to serve on its Audit Committee and its Nominating and Corporate Governance Committee.

Other Public Boards:	Gastar Exploration Ltd.	January 2010 – Present	Executive Compensation & Nominating & Governance Committees (Chair)

Deltic Committees:	Audit Committee; Nominating and Corporate Governance Committee

R. Hunter Pierson, Jr., 60, has been a director since December 16, 1999 and as a result, is intimately familiar with the Company’s history and operations. Following ten years as a commercial lending officer at First National Bank of Commerce, which is now JP Morgan/Chase, Mr. Pierson has been engaged since 1981 in private investments, including timberlands, commercial real estate development, and securities.

Mr. Pierson’s career in banking, timberlands, and commercial real estate development provides a broad base of relevant financial and operations experience to the Board. Mr. Pierson’s knowledge of the Company acquired through years of service to the Company, combined with his personal stake in its success, qualifies him to serve on the Company’s Board and on its Audit Committee and its Executive Compensation Committee.

Deltic Committees:	Audit Committee; Executive Compensation Committee

J. Thurston Roach, 70, has been a director since December 18, 2000 and as a result, is intimately familiar with the Company’s history and operations. Mr. Roach has been engaged since 2002 in private investments. Previously he served as President, Chief Executive Officer, and a director of HaloSource Corporation, (2000-2001), a leading clean water and antimicrobial technology company, and as Chief Financial Officer and Senior Vice President of Owens Corning (1998-2000), a market-leading innovator of glass fiber technology. From 1979 – 1998, Mr. Roach served in a variety of executive positions with Simpson Timber Company and its successor, including Senior Vice President and Chief Financial Officer, President, retiring as Vice-Chairman.

Mr. Roach’s career experience as a corporate Chief Executive Officer and also as a Chief Financial Officer provides invaluable executive insight and financial expertise to the Board. His extensive timber industry experience supplements the Board’s extensive collective expertise and qualifies him to serve on the Company’s Board and on its Audit Committee, Executive Committee, and its Nominating and Corporate Governance Committee.

Other Public Boards:	Pope Resources, DLP	March 2003 – Present	Audit (Chair from 2005), Human Resources Committees

Deltic Committees:	Audit Committee (Chair & Financial Expert); Executive Committee; Nominating and Corporate Governance Committee

DIRECTORS WHOSE TERMS IN OFFICE CONTINUE

Class III—Terms Expiring in 2014

The Reverend Dr. Christoph Keller, III, 57, has been a director since December 17, 1996 and as a result, is intimately familiar with the Company’s history and operations. Rev. Keller has been an Episcopal priest since 1982, and is currently Theologian-in-Residence for St. Margaret’s Episcopal Church in Little Rock, Arkansas. He was founding pastor of St. Margaret’s Episcopal Church, serving from 1991 to 1998. In that role, he was in charge of all business operations of the church including budgeting, accounting and auditing. He is a member of the Board of Trustees of General Theological Seminary in New York City, and a past board member of the Episcopal Church Building Fund, also in New York City. Reverend Keller has served as manager of Keller Enterprises, L.L.C., a firm with farming operations and real estate and venture capital investments (1998-2008), has served on its board and currently chairs its Executive Compensation Committee.

Reverend Keller’s farming operations and real estate experience provides relevant insights for the Board’s timberland management and real estate development strategies. Reverend Keller’s theological background provides a unique perspective for the Board committees upon which he serves. Reverend Keller’s knowledge of the Company, acquired through years of service to the Company, combined with his personal stake in its success qualifies him to serve on the Company’s Board.

Deltic Committees:	Nominating and Corporate Governance Committee (Chair); Executive Compensation Committee

David L. Lemmon, 69, has been a director since February 15, 2007. From November 1997 until his retirement in March 2006, Mr. Lemmon served as President and Chief Executive Officer of Colonial Pipeline, an interstate common carrier of petroleum products, which delivers daily an average of 100 million gallons of gasolines, kerosenes, home heating oils, diesel fuels and national defense fuels to shipper terminals in 12 states and the District of Columbia. Prior to his tenure at Colonial Pipeline, Mr. Lemmon held various positions, including President, with Amoco Pipeline Co., which is now BP Amoco - Pipelines North America, another large interstate common carrier of petroleum products, for over thirty-two years.

Mr. Lemmon’s experience as a corporate President and Chief Executive Officer, as well as his current service on the Audit Committees of two other public companies, provides invaluable operational insight and financial expertise for the Board and the Board Committees on which he serves. Additionally, Mr. Lemmon’s knowledge and experience attained while in Board service to the National Council of Economic Education (NCEE) provides keen macroeconomic insight that qualifies him to serve on the Company’s Board.

Other Public Boards:	Kirby Corporation	April 2006 – Present	Audit Committee

	Teekay Offshore Partners	Dec. 2006 - Present	Audit, Conflicts & Governance Committees

	Pacific Energy Partners	July 2002 – Dec. 2006	Audit, Conflicts, & Governance & Compensation Committees

Deltic Committees:	Audit Committee; Executive Compensation Committee

R. Madison Murphy, 54, has been a director since December 17, 1996 and as a result, is intimately familiar with the Company’s history and operations. Mr. Murphy has been the Managing Member of Murphy Family Management, LLC since 1998, which is engaged in investments, farm, timber and real estate operations. Mr. Murphy has been the President of The Murphy Foundation since 1994 which is a substantial private foundation providing charitable support for a range of initiatives, predominantly in Arkansas with an emphasis on education, scholarships and support. Mr. Murphy is also the owner of Presqu’ile Winery and Vineyards. Prior to these positions, Mr. Murphy held various executive level positions with Murphy Oil Corporation, a Fortune 500 company, including Chairman of the Board of Directors (1994-2004) and Chief Financial Officer (1992-1994).

Mr. Murphy’s corporate experience, along with his current board service to Murphy Oil Corporation and previous board service to BancorpSouth, Inc., provides invaluable corporate leadership and financial expertise for the Board and for the Board Committees on which he serves. Mr. Murphy’s extensive experience in timberland management and real estate operations provides relevant insights to the Board’s timberland management and real estate development strategies. Mr. Murphy’s knowledge of the Company, acquired through years of service to the Company, combined with his personal stake in its success qualifies him to serve on the Company’s Board.

Other Public Boards:	Murphy Oil Corporation	1993 – Present	Audit (Chair), Executive Committees

	BancorpSouth, Inc.	2000 – 2011	Audit Committee

Deltic Committees:	Executive Compensation Committee (Chair); Executive Committee; and Nominating and Corporate Governance Committee

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Messrs. Murphy, Nolan and Rev. Keller are first cousins and Mr. Pierson is the spouse of a first cousin of Messrs. Murphy, Nolan and Rev. Keller. These four directors, their spouses, and members of their extended families directly or indirectly own in the aggregate approximately 26 percent of the outstanding stock of the Company. The members of these extended families cover four generations and number in excess of a hundred individuals. There is no formal or informal agreement to act in concert or as a group regarding each family member’s investment in the Company. No member of these extended families is employed by the Company. See also “Ownership of Directors and Officers” on pp. 15 - 16 of this Proxy Statement.

The Nominating and Corporate Governance Committee, pursuant to its charter, reviews all related party transactions and determines whether such transactions are appropriate for the Company to undertake. With respect to Company employees, officers, and directors, the review is governed by the Company’s Code of Business Conduct and Ethics (the “Code”), which provides that waivers are disfavored and may only be granted by the Board and must be promptly disclosed to stockholders. A copy of the Code can be accessed under the “Investor Relations” section on the Company’s website at www.deltic.com. The review, with respect to directors also entails an analysis of whether a proposed transaction could affect a director’s independence determination under applicable rules of the NYSE and the SEC. In addition, each January, every officer and director receives a questionnaire, which asks questions, among other things, relating to possible relationships, transactions and indebtedness that could lead to a reportable related party transaction. In 2011, no reportable related party transactions occurred and no waivers were requested or granted.

The Company also manages timberland for third parties, which include certain directors or companies in which they hold either a direct or indirect interest. Such directors or companies pay fees to the Company related to the timberland management (on a per acre charge), silviculture (administrative fee) and/or timber sales (commission percentage). The fees paid are based upon the same rates charged to any other non-related third party. In 2011, no fees paid to the Company by the affected directors or their companies, on an individual basis, or in the aggregate, exceeded the threshold amount of $120,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws and regulations promulgated thereunder, the Company’s directors and executive officers are required to report their beneficial ownership (as defined in such laws and regulations) of the Company’s Common Stock and any changes in that ownership to the SEC and NYSE. Specific due dates for the reports have been established and the Company is required to report in this Proxy Statement any failure to file by said due dates. Based solely upon a review of Form 4s filed during the year 2011, Form 5s filed with respect to such year, and information provided in the annual Director and Officer questionnaires, we believe each of the Company’s directors and executive officers satisfied their filing requirements for our fiscal year ended December 31, 2011.

CERTAIN STOCK OWNERSHIP

The following tables set forth information, by the categories listed, concerning beneficial ownership of Common Stock of the Company with respect to (i) each person or entity who has filed reports with the Company pursuant to applicable SEC rules disclosing ownership of as much as five percent or more of the Company’s Common Stock, (ii) for each director (including those nominated for re-election), (iii) each of the named executives listed in the “Summary Compensation Table” on p. 32 of this Proxy Statement, and (iv) directors and officers as a group.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Name and Address of Beneficial Owner	Amount and Nature of beneficial Ownership(1)		Percentage (2)
First Eagle Investment Management, LLC 1345 Avenue of the Americas New York, New York 10105	1,604,294	(3)	12.73%

Advisory Research, Inc. 180 North Stetson Street Chicago, IL 60601	1,080,672	(4)	8.57%

Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	983,003	(5)	7.80%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	977,170	(6)	7.75%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	910,511	(7)	7.22%

Keeley Asset Management Corp. 401 South LaSalle Street Chicago, IL 60605	833,281	(8)	6.61%

(1)	Includes Common Stock for which the indicated owner has a sole or shared voting or investment power and is based on the indicated owner’s Form 13G filing for the period ended December 31, 2011.

(2)	Percentage ownership is as of December 31, 2011 and based upon total outstanding shares of 12,605,583.

(3)	An investment company registered under the Investment Advisers Act of 1940 holding sole dispositive power for all shares listed and sole voting power for 1,566,282 of the shares listed.

(4)	An investment adviser registered under the Investment Advisers Act of 1940 holding sole voting and dispositive power of the shares listed. Advisory Research, Inc. is a wholly-owned subsidiary of Piper Jaffray Companies, 800 Nicollet Mall, Suite 800, Minneapolis, MN 55402, which expressly disclaims beneficial ownership for all shares listed.

(5)	An investment adviser in accordance with §240.13d-1(b)(ii)(E) holding shared dispositive power for all shares listed and shared voting power as to 795,503 of the shares listed.

(6)	These shares are jointly reported by T. Rowe Price Associates, Inc. (“Price Associates”), with sole voting power for 263,770 of shares listed and sole dispositive power for all shares listed, and T. Rowe Price Small-Cap Value Fund, Inc. (“T. Rowe Price Funds”) with sole voting power for 708,600 of the shares listed and no dispositive power as to any of the shares listed. Price Associates and T. Rowe Price Funds are jointly reported. Prices Associates is registered as an investment adviser under the Investment Advisers Act of 1940 and an investment company under the Investment Company Act of 1940.

(7)	A parent holding company in accordance with Rule 13d-1(b)(1)(ii)(G) holding sole dispositive and voting power for all shares listed.

(8)	An investment company registered under § 8 the Investment Company Act of 1940 holding shared dispositive power for all shares listed and sole voting power as to 793,106 of the shares listed.

OWNERSHIP OF DIRECTORS AND OFFICERS (1)

	Name	Personal, with full voting and investing power(2)	Personal, as beneficiary of trust(s)	Spouse and other household members (3)	Voting and investment power only, and not included in other columns(4)	Subject to options exercisable within 60 days	Total	Percent of outstanding (if greater than .9%)
Directors	Randolph C. Coley	6,750	—	—	—	—	6,750	—
	Ray C. Dillon	93,604	—	—	—	38,091	131,695	1.0%
	Rev. Christoph Keller, III	51,642	63,980	—	111,353(5)	—	226,975	1.8%
	David L. Lemmon	6,750	—	—	—	—	6,750	—
	R. Madison Murphy	56,176	135,240	26,618	599,039(6)	—	817,073	6.5%
	Robert C. Nolan	81,339	—	2,695	45,391(7)	1,000	130,425	1.0%
	R. Hunter Pierson, Jr.	37,502	—	107,453	241,961(8)	—	386,916	3.1%
	J. Thurston Roach	5,750	—	—	—	—	5,750	—
	Robert B. Tudor, III	6,750	—	—	—	—	6,750	—
Officers	Kenneth D. Mann	25,606	—	—	—	8,245	33,851	—
	Kent L. Streeter	14,600	—	—	—	3,375	17,975	—
	David V. Meghreblian	30,106	—	—	—	12,155	42,261	—
	Jim F. Andrews, Jr.	4,540	—	—	—	1,018	5,558	—
	Byrom L. Walker	4,163	—	—	—	966	5,129	—

(1)	Share totals and percentage of outstanding are as of March 1, 2012 based on total outstanding shares of 12,652,273.

(2)	Included are shares of “time-based restricted stock,” and/or “performance-based restricted stock” awarded in February 2009, 2010, 2011, and 2012 pursuant to the Company’s 2002 Stock Incentive Plan. Such shares are subject to time vesting requirements or to time and performance vesting requirements, but the recipients are entitled to vote the non-vested shares represented by the awards upon their grant and receive dividends declared on the Common Stock of the Company. The amounts of these categories of stock for each individual are: Mr. Dillon, 37,794 shares; Mr. Mann, 13,289 shares; Mr. Streeter, 10,928 shares; Mr. Meghreblian, 8,614 shares; Mr. Andrews, 4,029 shares; Mr. Walker, 3,083 shares; Messrs. Coley, Lemmon, Tudor, Keller, Nolan, Murphy, Pierson and Roach 4,000 shares each.

(3)	Includes shares directly owned and shares owned as beneficiary of trust(s).

(4)	Includes shares held as a trustee for others and shares owned by a corporation or other organization of which the named person or an immediate family member is an officer, director, partner or member, and has sole or shared investment power.

(5)	Includes shares for which Rev. Keller is trustee and/or co-trustee under a family trust. Beneficial interest is expressly disclaimed.

(6)

Includes shares for which Mr. Murphy is co-trustee (161,431) for the benefit of others, and shares held by the Murphy Foundation (57,211) of which he is President. Beneficial ownership is expressly disclaimed. Also includes 380,397 shares held by a limited partnership of which Mr. Murphy shares voting and investment power as a member of an LLC, which is the General Partner. Included in these shares are 78,053 shares in which Mr. Murphy has beneficial interest as well as 422 shares in which Mr. Murphy’s spouse has a beneficial interest that are listed in the “spouse and other household members” column and have been subtracted.

(7)	Includes shares for which Mr. Nolan is co-trustee for the benefit of others: (a) shares held by the Nolan Foundation (6,915) and (b) shares held by the Robert C. Nolan 1972 Trust (18,026), all for which beneficial ownership is expressly disclaimed. Also includes shares held by Tribridge Limited Partnership, LLLP (450) and the Robert C. Nolan 2009 Trust (20,000). Does not include 2,695 shares held by Mr. Nolan’s spouse, which is reported in the “spouse and other household members” column.

(8)	Mr. Pierson’s spouse shares investment authority by virtue of being an officer and director of a private company which serves as general partner to family limited partnerships. Beneficial interest is expressly disclaimed.

EXECUTIVE COMPENSATION DISCUSSION & ANALYSIS

Overview of the Company’s Compensation Program

The ultimate responsibility for structuring, implementing, and overseeing the compensation programs of Deltic Timber Corporation (the “Company”) lies with its Board of Directors (the “Board”). The Executive Compensation Committee (the “Committee”) of the Company’s Board represents for some matters, and in other matters, acts to assist, the Board in fulfilling its compensation-related responsibilities. For additional information regarding the Committee, please refer to its description on p. 6. Throughout the year ended December 31, 2011, the members of the Committee were: R. Madison Murphy, Chairman; Reverend Christoph Keller, III; Robert C. Nolan, ex officio; R. Hunter Pierson, Jr.; David L. Lemmon; and Robert B. Tudor, III. All Committee members are directors appointed by the Board, and affirmatively determined to meet the independence requirements established in Section 303A of the NYSE Corporate Governance rules. The Committee, in consideration of the Company’s compensation philosophy and objectives, established the total compensation paid to the Company’s employees in fiscal year 2011, of whom five are reported herein as its most highly compensated executives, including the Company’s Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”). Throughout this Executive Compensation Discussion and Analysis, these five most highly compensated executives, as listed in the Summary Compensation Table, are referred to as the “Named Executive Officers” or “NEOs.”

Compensation Philosophy and Objectives

The Company’s basic compensation philosophy is that an effective executive compensation program must be fair and reasonable, but also competitive. It must also be structured with the objectives to (i) attract talented, competent, and resourceful executives capable of leading a resource-challenged company in meeting its fair, but aggressive performance targets, (ii) reward achievement of Company strategic objectives and goals, (iii) retain executive talent through the use of such compensation features as vesting requirements and competitive retirement and benefit programs that encourages and rewards tenure, and (iv) align the executive officers’ financial interests with those of the stockholders for the ultimate objective of increasing stockholder value. To this end, the Committee annually reviews, among other factors, progress toward and/or attainment of strategic objectives established by the Board, the Company’s periodic operational and financial performance, the competitiveness of the Company’s compensation program and stockholder returns. Accordingly, the Committee specifically structures how the components of the total compensation, including base salary, various forms of incentive compensation, equity compensation, and other benefits are to be paid to each of the Named Executive Officers in furtherance of the Company’s compensation philosophy and objectives.

Structuring Executive Compensation

Based on the foregoing considerations, the Committee ultimately exercises its collective business judgment, which necessarily entails both objective and subjective elements, in structuring the total compensation paid to the

Named Executive Officers. In an effort to further objectify the structuring of the Company’s executive compensation programs and in adherence with its philosophy that compensation be fair, reasonable and competitive, the Committee undertook a comprehensive review of the Company’s compensation programs for all employees, to include the Named Executive Officers, in 2003. To assist its review, the Committee retained the services of a compensation consultant, the independent and nationally recognized firm of Mercer Human Resource Consulting (“Mercer”). Mercer was asked to survey various peer groups (discussed below) and recommend market-based, position-based levels in the following three areas of compensation: (1) salary; (2) non-equity compensation targets; and (3) equity-based compensation. In prior years, including in 2011, Mercer was engaged by the Company to provide an update of this data and consulting services as to this data. In addition to utilizing the data provided by Mercer, each year, the Committee takes into consideration the following factors in making any compensation decision. These are:

•	Position, experience and responsibility of each Named Executive Officer;

•	Performance of each Named Executive Officer;

•	Competitiveness of the Company’s compensation program as compared to the Mercer-provided data, as well as desired position within the compensation peer group; and

•	Satisfaction of “total compensation” goal objectives through the use of a variety of multi-faceted benefit programs.

Position, Experience and Responsibility

In determining the level of benefit for each Named Executive Officer, the Committee takes into account the nature and responsibility of the respective positions. Therefore, the CEO, due to the nature of his experience, duties and responsibilities, receives a larger base salary and greater benefits than a Vice President reporting to him, who has a narrower scope of responsibilities. However, one Vice President may have a larger base salary and greater benefits than another officer if the Vice President has more duties, experience and responsibilities than the other officer. Therefore, the Committee reviews the experience, duties and responsibilities with regard to each Named Executive Officer to make this determination.

Performance

Compensation decisions, although largely objective under the Company’s compensation philosophy, can be influenced by good or bad performance as it relates to the Company’s approved budget. Therefore, the Committee looks to the CEO for his recommendation with regard to each Named Executive Officer, except for himself. The CEO’s recommendations are, for the most part, subjective, but can influence the Named Executive Officer’s base salary and equity awards. The Committee makes its own independent review of the CEO’s performance.

Benchmarking

In setting compensation levels, it is important to make sure such compensation levels are competitive in the industry in which the Company competes. The Committee worked with Mercer to develop a compensation peer group for benchmarking the Company’s compensation programs to those of other, similarly situated companies. In selecting the peer group companies, consideration was given to the Company’s size and its product markets. Companies of relatively similar size and/or within the Company’s same product markets were determined to best represent the Company’s most direct competition for raw materials, products, human resources (including executive talent), and stockholder investment. Accordingly, the peer group developed by Mercer and the Committee consists of relevant cross sections from within three distinct subset groups, which are: (1) a group of large forest products peer companies; (2) a group of small forest products peer companies; and (3) a group of relevant multiple survey sources developed from Mercer’s proprietary database. As recommended by Mercer, and selected by the Committee, the companies currently comprising the Committee’s compensation peer group are listed as follows:

Buckeye Technologies, Inc.	MeadWestvaco Corp.	Schweitzer-Manduit Int’l, Inc.
Kapstone Paper & Packaging Corp.	Neenah Paper	Temple-Inland, Inc.
Clearwater Paper	Plum Creek Timber, Inc.	Universal Forest Products
Forestar Group Inc.	Pope Resources	Verso Paper
Glatfelter	Potlatch Corp.	Wausau Paper Corp.
International Paper Company	Rayonier, Inc.	Weyerhaeuser Co.
Louisiana-Pacific Corp.	St. Joe Co.

After it was developed in 2003, the compensation peer group became the primary factor that the Committee has employed in structuring fair, reasonable, and competitive levels of total compensation for the Company’s employees including its Named Executive Officers. This group represents the “market” from which the Committee benchmarks a fair value to be paid for human capital, including executive talent. Generally, as a matter of business judgment, the Committee seeks to maintain levels of total compensation for each of the Named Executive Officers that will approximate the median (50th percentile), depending upon tenure in an executive position, of that provided to their peers by the companies within the compensation peer group. The median information is determined and reported to the Committee annually by Mercer, which employs quantitative methods of statistical and actuarial data analysis of various forms of publicly reported market information as well as from its own internally generated data. Mercer also provides its own qualitative observations regarding compensation to the Committee. In 2011, Mercer did not provide any other type of consulting services to the Company.

Total Compensation Goal

As will be explained in more detail in the following section, the Committee takes into consideration the above factors when it creates a total compensation package for each Named Executive Officer to accomplish its compensation philosophy. The Committee annually reviews the data and information provided by Mercer during its February meeting when making compensation decisions regarding the Company’s Named Executive Officers. The review entails, in part, the use of tally sheets, which show a historical summary of base salary, annual bonus, and equity awards for each Named Executive Officer. Such are useful, when reviewed against individual performance, in determining the extent and justification for awarding increases in the various components of total compensation and in setting incentives for the Company’s Named Executive Officers.

The various allocations of base salary, performance-based non-equity incentive compensation, long-term equity-based compensation, and other forms of compensation paid to each of the Named Executive Officers represent the collective business judgment of the Committee made in the furtherance of the Company’s operating objectives. Accordingly, the allocated percentage of each compensation component, in relation to the total compensation paid, will vary with each of the Named Executive Officers and may vary from year to year. These differences may reflect a restructuring of a Named Executive Officer’s total compensation in response to changes in the Company’s operating objectives, or changes in the compensation peer group’s practices, but may also merely reflect the individual’s personal vesting and exercise of equity awards previously granted, or an assumption of additional responsibilities. These allocations of compensation are reviewed annually due to the dynamics of the markets in which the Company operates and competes and in consideration of updated compensation consultant data and updated public reports from the Company’s compensation peer group.

Executive compensation practices and trends of the Company’s compensation peer group, as reported by Mercer, have a considerable bearing upon how the Committee structures total compensation packages designed to reward executive performance, retain executive talent, and align the executive officers’ financial interests with those of the Company’s stockholders. It is the goal of the Committee to maintain levels of total compensation for Named Executive Officers that approximate the median (50th percentile) of similarly situated employees of companies in the compensation peer group. As a result of this philosophy, Mr. Dillon’s total compensation is higher than the total compensation of the other Named Executive Officers because the median total compensation for his contemporaries in the peer group is higher than that of the other Named Executive Officers.

Components of Executive Compensation in 2011

The Company’s executive compensation program consists of several components, as illustrated in the table below. A detailed discussion of each compensation component will follow the table.

Compensation Philosophy	Compensation Component	Rationale/Goal
Attract talented, competent, and resourceful executives capable of leading a resource-challenged Company in meeting its fair, but aggressive targets	Base Salary	Salaries should be high enough to attract the appropriate talent, but fair, reasonable, and conservative enough to match the overall philosophy of the Company.
Goal: Salaries should be at or near the median of the Company’s compensation peer group. Increases in salary will be made due to individual performance, increased responsibilities, and adjustments to meet the targeted compensation peer group.
Reward achievement of strategic objectives and goals of the Company		Executives of the Company should be rewarded each year for bringing profit to the bottom line. The higher the profit, the higher the reward.
	Performance–Based Non-equity incentive compensation	Goal: At the beginning of each year, set performance levels for net income at threshold, target and maximum levels. Tie the net income levels to specific non-equity compensation for each designated member of management based on position, responsibilities, and individual performance.
Reward achievement of ultimate goal of increasing stockholder value; Align the executives’ financial interest with those of the shareholders		Executives of the Company should be rewarded for the increase in stockholder value of the Company over a period of time due to the executives’ efforts in effectively managing the operations and assets of the Company.
	Performance-Based Restricted Stock	Goal: Grant each designated manager of the Company the opportunity to receive shares in the Company based upon total shareholder returns over a designated 4-year term as compared to the other companies that compete with the Company for investment from the stock market. At the grant of each tranche of performance-based restricted stock, set comparison percentage levels of total shareholder returns at threshold, target and maximum levels. Tie the percentage shareholder return to a specific number of shares based on position, responsibilities, and individual performance.
	Stock Options/SARs	Goal: Grant each designated manager of the Company the opportunity to receive financial rewards, whether in cash or Company stock, as the direct result of increases in the price of the Company’s stock over a period of time. At the grant of each tranche of stock options, designate a number of options based upon position, responsibilities, and individual performance

Components of Executive Compensation in 2011, continued

Compensation Philosophy	Compensation Component	Rationale/Goal
Retain the talent of executive officers through the use of such compensation features as vesting requirements and competitive retirement and benefit programs that encourages and rewards tenure		Turnover of talent at the executive level can be devastating and counterproductive to the achievement of the Company’s short- and long-term strategic objectives and goals. Benefits and rewards should be put in place which puts a premium on longevity with the Company and prevents turnover due to “talent raiding” by other companies.
	Time-Based Restricted Stock	Goal: Grant each designated manager, on an annual basis, a 4-year, cliff vesting, number of shares based upon the position and responsibilities of each manager.
	Defined Benefit Plan	Goal: Grant each designated manager the opportunity to achieve a monthly benefit for life upon retirement, which monthly retirement is based upon compensation and years of service.
	Defined Contribution Plan & Supplemental Retirement Plan	Goal: Afford each executive the opportunity to supplement his retirement benefit by making certain contributions to a qualified and supplemental retirement plan, which contributions are matched up to 5% of salary and non-equity compensation.
Provide each executive with additional financial security and competitive benefits through the use of change-in-control agreements, severance agreements, perquisites and other personal benefits		The use of change-in-control agreements, severance agreements, perquisites and other personal benefits should be competitive when compared to the Company’s compensation peer group, but fair and reasonable.
	Change-in-Control Agreements & Severance Agreements	Goal: In the event of an unforeseen event (e.g. sale of the Company followed by a termination or reduction in benefits or responsibilities), each executive’s financial future should be protected to a certain degree based upon the executive’s position and responsibility. As a result, the Company should enter into agreements with each executive to secure such a financial future.
	Perquisites	Goal: Perquisites and other personal benefits should be limited and should be tailored to meet the needs of the individual executive due to his position and responsibility. Personal benefits also include all other general benefits provided to other employees in the Company.

Base Salary

The primary purpose of the base salary component is to provide the recipient a steady stream of income consistent with the level of responsibility, qualifications and contributions over time. Base salary is determined and reviewed annually in February for each Named Executive Officer by the Committee, which considers the following factors:

•	The nature and responsibility of the position and salary norms for persons in comparable positions within the Company’s compensation peer group;

•	The expertise, performance and expected future contributions of the individual Named Executive Officer;

•	The competitiveness of the market for the Named Executive Officer; and

•	Recommendations of the CEO (except in the case of his own compensation).

For each Named Executive Officer, specific base salary data of other executives within the Company’s peer group, and the resulting statistical median level (50th percentile), is provided by Mercer and reviewed by the Committee. The Committee may adjust the Named Executive Officer’s base salary to (i) reflect changes in these aforementioned compensation peer group data, (ii) reward performance, and (iii) reflect increased responsibilities and/or promotions. Adjustments in base salary are usually made effective March 1 of each year unless circumstances may otherwise dictate (e.g. upon promotion).

During 2011, and in the interest of meeting the Company’s compensation objectives and in maintaining a base salary level proximate to the peer group’s median level (50th percentile), the base salaries for most of the Company’s Named Executive Officers were increased as noted below:

NEO	Salary 12/31/2010	Salary 3/1/2011		Percentage Change
Ray C. Dillon, CEO	$540,000	$540,000		0.00%
Kenneth D. Mann, CFO	$285,000	$310,000	(1)	8.77%
Kent L. Streeter	$248,750	$260,000	(1)	4.52%
David V. Meghreblian	$206,000	$218,000	(1)	5.83%
Jim F. Andrews, Jr.	$140,000	$175,000	(1)	25.00%

(1)	Messrs. Mann, Streeter, Meghreblian, and Andrews received salary adjustments to bring them closer to the median salaries for their respective positions within the Company’s compensation peer group.

The Committee believes that the resulting salary levels for each NEO approximate the targeted competitive median (50th percentile) for each position at peer group companies or are within an acceptable range.

Performance-Based Non-Equity Incentive Compensation

The primary purpose of performance-based non-equity incentive compensation is to motivate and reward performance and it takes the form of an annual cash payment, paid in arrears, to reward the achievement of specific Company-wide and/or business segment performance goals during the prior fiscal year. The Company-wide performance goal for the 2011 fiscal year was a financial measure based on audited GAAP net income, as set by the Committee in February 2011. In previous years, the Company used return on capital employed (“ROCE”). However, since 2007, the Committee has concluded that the change to an audited GAAP financial figure would add an unquestionable component to the calculation of non-equity compensation. In setting the

Company’s net income target, the Committee utilized its collective business judgment in its review and establishment of Company objectives based on the Company’s business plan for the year, along with its key underlying assumptions and expectations, as well as then-existing (and anticipated) market conditions for the Company’s products. The calculation of the compensation to be paid to the Named Executive Officers, under the Company’s non-equity incentive plan, is dependent upon the actual net income figure achieved by the Company for the subject year. The greater the net income result, the greater the cash award paid to the Named Executive Officers and other participants in the annual incentive plan.

In structuring the non-equity compensation targets, the Committee determined the nature of the duties performed by Messrs. Dillon, Mann, and Andrews were pervasive to the Company’s operations. Accordingly, their targets under the non-equity incentive compensation plan are linked exclusively to the Company’s net income figure. By contrast, the duties of Messrs. Streeter and Meghreblian are more narrowly focused on the Company’s operations and real estate segments, respectively, which in turn significantly impact the Company’s overall performance. Accordingly, their targets reflect an equal weighting between the performance of their respective segments and the Company’s overall performance as expressed in the net income calculation. Each business segment’s operating performance is measured against the business segment’s Board-approved financial budget, which budget is approved in December before the start of the fiscal year.

In February 2011, the Committee established the following Company performance targets and pay-out percentages:

Audited GAAP Net Income		Payout (2) (Percentage of award payout (1))
Less Than	$ 6,000,000	0%
	$ 6,000,000	50%
	$ 8,120,000	100%
	$ 12,000,000	200%

(1)	An “award payout” is defined for the CEO as 75% of his annualized salary. For the CFO and the other Vice Presidents, an “award payout” is defined as 50% of their annualized salary. “Annualized salary” is defined in footnote 5 to the Summary Compensation Table on p. 32. The award payout percentages were determined by the Committee to be consistent with the respective duties and responsibilities of each position.

(2)	For situations where net income falls between any of the three payout levels, the award payout percentage is interpolated.

For the year 2011, the Company’s audited GAAP net income of $2.659 million did not meet the Company’s GAAP net income performance threshold level of $6.0 million. Therefore, non-equity incentive compensation as such pertains to Company performance was not paid to any of the Named Executive Officers for 2011. However, two Named Executive Officers, Messrs. Streeter and Meghreblian, did achieve some of their respective operational segment performance thresholds, that resulted in a partial payout of non-equity incentive compensation earned in 2011. The resulting non-equity compensation paid out to each Named Executive Officer was as follows:

NEO	Non-equity compensation formula	Actual non-equity compensation amount
Ray C. Dillon	(75% of salary x 0.00 payout percentage)	$0
Kenneth D. Mann	(50% of salary x 0.00 payout percentage)	$0
Kent L. Streeter	(50% of salary x .3750 (Operations segment performance))(.5) + (50% of salary x 0.00 payout percentage)(.5)	$24,375
David V. Meghreblian	(50% of salary x .1693 (Real Estate segment performance))(.5) + (50% of salary x 0.00 payout percentage)(.5)	$9,277
Jim F. Andrews, Jr.	(50% of salary x 0.00 payout percentage)	$0

The Committee believes that the target payouts of non-equity compensation approximate the targeted competitive median (50th percentile) for each position at peer group companies or are within an acceptable range.

Long-Term Equity-Based Compensation

As a measure to retain employees and to align their interests, and directors’ interests, with those of the stockholders, the Company has adopted stockholder-approved equity-based compensation plans. Equity-based compensation plans are similarly employed by the Company’s compensation peer group for, presumably, the same reason. The Company currently has no formal requirement for its employees, to include the Named Executive Officers, or for its directors to hold equity in the Company, but encourages it, as all grants of equity-based compensation from the Committee have entailed a time vesting requirement. The terms of the particular form of the grant dictate the rights conferred to the recipient and are issued as an incentive for the recipients, including the Named Executive Officers, to hold equity in the Company over time in anticipation of realizing maximum gain with regard to these awards. Because the equity awards conferred under these plans are generally non-assignable, the Company currently has no policies regarding hedging agreements for these awards, which can take the various forms as described in the Company’s equity-based incentive plan described below.

The 2002 Stock Incentive Plan. The Deltic Timber Corporation 2002 Stock Incentive Plan (the “2002 SIP”) was approved by the Company’s stockholders at its Annual Meeting of Stockholders on April 25, 2002 as the successor plan to the 1996 Deltic Timber Corporation Stock Incentive Plan. The Company filed its registration statement for 1,800,000 common shares designated for the 2002 SIP with the Securities and Exchange Commission on June 7, 2002.

The Committee administers the 2002 SIP and has broad discretion in the granting of awards including, but not limited to, the number of shares and provisions regarding grant price, expiration date, exercisability, vesting, forfeiture, transfer restrictions and payment and the impact, if any, of termination of employment on the foregoing. Awards that may be granted to the Company’s employees, including its Named Executive Officers, and its non-employee directors by the Committee include:

(1) Options. The Committee may grant incentive stock options (“ISOs”) or non-qualified stock options, which are the contractual right to purchase a specified number of shares of the Company’s common stock at a specified price (the exercise price) within a time period not to exceed ten years after the grant date. Originally, the Company granted a combination of both ISOs and non-qualified stock options, but has not issued any ISOs since 1999. Exercise of options, subject to the rules imposed by the Committee, may be paid in whole or in part in (i) cash, (ii) whole shares of common stock valued at the fair market value on the date of exercise, (iii) by a combination, or (iv) by such methods of payment or other consideration as shall be approved by the Committee.

(2) Performance Units. The Committee may grant performance units, subject to the terms of the plan, which may be payable in cash, stock (to include restricted stock), other securities, or other awards or other property, and which shall confer on the Participant a contractual right to redeem, in whole or in part, upon the achievement of such performance goals as the Committee shall establish for the respective performance period. The Committee determines the performance goals (discussed below) to be achieved, the length of the performance period, the amount of the performance units granted and the amount of any payment or transfer to be made pursuant to any performance unit. Thus far, the performance units that have been granted have been in the form of performance-based restricted stock.

(3) Restricted Stock and Restricted Stock Units. The Committee may grant restricted stock and restricted stock units, although, to date, only restricted stock has been issued. Shares of restricted stock will be subject to the conditions as the Committee may impose, which may include prohibitions against selling, transferring, pledging, assigning or other alienation or hypothecation until such time or until the satisfaction of such conditions or the occurrence of such events as shall be determined by the Committee either at or after the time of grant. Participants holding shares of restricted stock may exercise full voting rights with respect to those shares during the time such are restricted and, subject to forfeiture and transfer restrictions, be entitled to receive all dividends and other distributions paid with respect to those shares.

(4) Other Stock-Based Awards. The Committee may grant other stock-based awards including stock appreciation rights (“SARs”), rights to dividends, and dividend equivalents, but, to date, has not issued any such awards. An SAR represents the contractual right to receive, upon exercise, an amount equal to the excess, if any, of the fair market value of underlying shares over the pre-established exercise price. SARs may be granted to participants at such times as shall be determined by the Committee and subject to the terms and conditions, not inconsistent with the plan, as the Committee may impose.

In 2011, under the provisions of the 2002 SIP, the Committee granted non-qualified stock options and shares of time-based and performance-based restricted stock to certain of the Company’s employees, including the Named Executive Officers, and granted shares of time-based restricted stock to the Company’s non-employee directors. The 2011 awards to the Named Executive Officers are listed below as well as in the 2011 Grants of Plan-Based Awards Table, p. 34. The cumulative awards are shown in the Outstanding Equity Awards At Fiscal Year-End Table, p. 36. The 2011 grants to directors are shown in the Director Compensation Table, p. 41. The details of these grants are described in the footnotes to those tables.

In order to determine the amount of each annual equity award, the Committee, in its February meeting, with the assistance of Mercer, determines a specific dollar amount for each officer or manager eligible for such awards. The general dollar amount is based upon the median (50th percentile) amount of equity-based compensation of the same compensation peer group, established by Mercer, as used in setting base salary. The specific dollar amount is calculated, taking into consideration the nature of the officer’s position, his/her responsibilities and contributions to the Company and equivalent awards to officers in similar positions within the Company’s compensation peer group. Once a dollar amount is calculated by Mercer, it is distributed equally into thirds between: (1) time-based restricted stock; (2) performance-based restricted stock; and (3) non-qualified stock options. The Committee uses the following methodology to convert the respective Mercer dollar amounts to a specific number of restricted shares or options granted:

(1) For time-based restricted stock, the dollar amount allotted is divided by a share price that is chosen by the Committee, which closely approximates the trading value of the Company’s stock before its February meeting. In 2011, the stock price chosen by the Committee was $55.00 per share.

(2) For performance-based restricted stock, the target shares are calculated by dividing the number of time-based restricted shares, as calculated in (1) above, by 88% (.88), which represents a 12% discount (discount of 3% per year of vesting) to take into account the nature of the risk of performance-based restricted shares.

(3) For stock options, the target shares are calculated by dividing the dollar amount allotted by the Black-Scholes value of the stock option, which in 2011 was $22.23.

In 2011, and based on the above-described methodology, the following equity awards were made to the Named Executive Officers:

NEO	Dollar Amount (Provided by Mercer)	Time-Based Restricted Stock	Restricted Stock (target amount)	Stock Options

Ray C. Dillon, CEO	$649,000	3,933	4,470	9,732

Kenneth D. Mann, CFO	$250,000	1,515	1,722	3,749

Kent L. Streeter	$194,000	1,176	1,336	2,909

David V. Meghreblian	$151,000	915	1,040	2,264

Jim F. Andrews, Jr.	$155,000	939	1,068	2,324

Performance Goals—Performance-Based Restricted Stock Awards. The vesting of performance-based restricted stock awards is both time and performance-based. Although the restricted stock award includes the targeted amount of shares, the actual number of shares, if any, that vest for each of the Named Executive Officers will be determined at the end of a four-year period (the “Restricted Period”). The ultimate vesting of the performance stock is dependent upon the Company’s performance, in terms of its Total Stockholder Returns, relative to the composite of Total Stockholder Returns for a select group of companies during two measurement periods. The measurement periods for each grant are: (1) the first market trading day in the year of grant through the end of the day of the Committee’s February meeting that year; and (2) the first market trading day in the year of vesting through the end of the day of the Committee’s February meeting that year. “Total Stockholder Returns” is defined as an investment’s percentage change from the initial measuring period to the ultimate measuring period, factoring in dividends, capital gains and reinvestment of distributions.

The following companies were selected by the Committee for purposes of establishing the composite Total Stockholder Returns:

Abitibi Bowater, Int.	Kapstone Paper & Packaging	Rock-Tenn Co.
Bemis Company, Inc.	Louisiana-Pacific Corp.	Schweitzer-Manduit Int’l, Inc.
Boise, Inc.	Maxxam, Inc.	Sealed Air Corp.
Buckeye Technologies, Inc	MeadWestvaco Corp.	Smurfit-Stone Container Corp.
CSS Industries, Inc.	Officemax, Inc.	Sonoco Products Co.
Clearwater Paper Corporation	Packaging Corp. of America	St. Joe Co.
Forestar Group Inc.	Plum Creek Timber, Inc.	Temple-Inland, Inc.
Glatfelter	Pope Resources, LP	Verso Paper Corp.
Greif, Inc. - Class A	Potlatch Corp.	Wausau Paper Corp.
International Paper Company	Rayonier, Inc.	Weyerhaeuser Co.

The Committee, in its collective business judgment, selected these companies for measuring the Company’s performance with regard to awards of the performance-based restricted stock as best representing the Company’s most direct competition for investment from the stock market. The Committee believes that Total Stockholder Returns is a key factor for investors that choose to invest in the Company’s market sectors. The reporting of the Total Stockholder Returns figure to the Committee is performed by the nationally recognized firm of Standard and Poor’s.

For all performance-based restricted stock awards granted since 2004, the Committee has established the following vesting schedule for each award:

Company Total Stockholder Return vs. Composite Total Stockholder Return (stated as a percentage)	Number of vested shares(1)
< 80%	0
80%	50% of Target Shares
100%	Target Shares
130%	200% of Target Shares

(1)	For situations where the Total Stockholder Return falls between any of the three payout levels, the award payout percentage is interpolated.

On February 14, 2011, the 2007 award of performance-based restricted stock vested. Because the Company’s Total Stockholder Return versus the Composite Total Stockholder Return was greater than 130%, accordingly 200% of the target shares were awarded to all award participants who were still employees of the Company. As a result, the Named Executive Officers received the following vested performance-based share amounts.

NEO	Vested Shares

Ray C. Dillon, CEO	7,212

Kenneth D. Mann, CFO	2,768

Kent L. Streeter	2,404

David V. Meghreblian	1,880

Jim F. Andrews, Jr.	90

Employment Termination. With regard to the 2002 SIP, and unless otherwise determined by the Committee, if a Participant’s employment terminates (1) at normal retirement time, (2) for permanent and total disability, (3) with Company approval and without being terminated for cause or (4) by reason of death, any options granted that remain outstanding may be exercised by the Participant (or the Participant’s beneficiary or legal representative) upon the earlier of the option’s expiration date or within two years of the termination of employment. Also, and unless otherwise determined by the Committee, any time-based or performance-based restricted share awards then outstanding shall be prorated based on the number of months of actual participation within the relevant restricted period.

Amendments to the Plans. To prevent dilution or enlargement of the benefits intended, the Committee may in such manner as it deems equitable, make certain adjustments in the terms and conditions of the 2002 SIP in recognition of unusual or non-recurring events affecting the Company’s shares. The Board may amend the plans or any provision thereof without the consent of the stockholders except in the case of any amendments that require stockholder approval in order to comply with applicable law or with the NYSE listing requirements. The Board may terminate the plan in whole or in part at any time provided that no such termination will impair the terms of the awards then outstanding under which the obligations of the Company have not been fully discharged.

The Committee believes that the target payouts of Long-Term Equity-Based compensation approximate the targeted competitive median (50th percentile) for each position at peer group companies or are within an acceptable range.

Retirement Benefits and Retirement Savings Plan

The Company offers certain retirement benefits and a retirement savings plan to its employees, including the Named Executive Officers. Those retirement benefits and retirement savings plans are described as follows:

Retirement Benefits. All employees, including the Named Executive Officers, are eligible to participate in the Retirement Plan of Deltic Timber Corporation (the “Retirement Plan”), a qualified defined benefit retirement plan, upon achieving 1,000 hours of service during a 12 month period after beginning employment with the Company. All participants earn the right to receive a monthly benefit for life upon retirement. The retirement benefit is defined by a calculation, which is illustrated below:

[1.6% x Average Monthly Compensation x years of benefit service] minus

[1.5% x Primary Monthly Social Security Benefit x years of benefit service (limited to 33 1/3 years)]

“Average Monthly Compensation” is calculated using the employee’s highest 36 consecutive months of total compensation (salary and bonus) out of his/her final 120 months of employment covered by the Retirement Plan.

“Primary Monthly Social Security Benefit” is defined as the monthly amount of the estimated Social Security benefit available upon the employee’s retirement.

If the participant retires between the ages of 55 and 61 and has 10 or more years of vesting service, the participant can begin receiving a reduced monthly benefit as defined by formula in the Retirement Plan. The Retirement Plan does not require participants to retire at the normal retirement age. For those participants that retire later, the benefit calculation will use the actual retirement date and in no event will such benefit be less than that accrued at the normal retirement date.

The entire cost of the Retirement Plan is paid by the Company (the “Sponsor”) and employees are neither required nor permitted to make contributions to the Retirement Plan. Five years of service is the vesting period for the Retirement Plan. The provisions of the Retirement Plan, and the investment of its assets, are overseen by the Company’s Pension Investment & Employee Benefits Committee, whose members are appointed by the Board. These members are currently, Ray C. Dillon, Kenneth D. Mann, and Jim F. Andrews, Jr., who deliver a report annually to the Executive Compensation Committee. SunTrust Institutional Investment Solutions, a subsidiary of SunTrust Bank of Nashville, Tennessee, serves as the Retirement Plan’s trustee and the Pension Investment & Employee Benefits Committee has retained the firm of Merrill-Lynch to assist it in investment management oversight. The independent employee benefits consulting firm of Bryan, Pendleton, Swats and McAllister of Jackson, Mississippi, serves as actuary for the Retirement Plan.

Retirement Savings Plan. The Company offers a qualified defined contribution savings plan [Internal Revenue Code Section 401(k)] to its employees, to include the Named Executive Officers, known as the Thrift Plan of Deltic Timber Corporation (the “Thrift Plan”), for which the Company will fully match the first 5% of tax-deferred base salary and non-equity compensation contributed by the employee. All contributions, to include the Company match, are fully vested upon contribution. No Company matching levels exist beyond the employee’s 5% contribution, but employees are otherwise able to contribute up to the limit prescribed by the Internal Revenue Code to the plan on a pre-tax basis. Thereafter, employees may also make contributions to a supplemental account on an after-tax basis.

The Thrift Plan provides various investment funds to which employee contributions, along with the Company’s match, may be directed by the employee for investment. With limited exceptions as provided by the Internal Revenue Code, the before-tax invested funds may not be withdrawn until the participant reaches age 59 1/2 . The provisions of the Thrift Plan, and the investment of its assets, are overseen by the Company’s Pension Investment & Employee Benefits Committee, described above. SunTrust Bank of Nashville, Tennessee serves as the trustee and administrator. The Thrift Plan began in 1983 and was amended to its current form, in conjunction with the Company’s stock becoming publicly traded, effective January 1, 1997.

Supplemental Executive Retirement Plan

In addition to the Retirement Plan and Thrift Plan listed above, which are provided to all employees, the Company provides a supplemental executive retirement plan (the “SERP”) to its Named Executive Officers. The current SERP was amended and restated effective January 1, 2005 for conformance with the requirements of Internal Revenue Code Section 409A and has the intended purpose of restoring Retirement Plan and Thrift Plan benefits that would otherwise be unavailable to the Named Executive Officers due to limitations imposed by the Internal Revenue Code. The SERP constitutes an unsecured promise of the Company to pay benefits to the Named Executive Officers, and their beneficiaries, in the future upon the occurrence of certain payment events. Currently, the SERP is unfunded for federal tax purposes and for purposes of Title I of the Employee Retirement Income Security Act (“ERISA”) of 1974. Though unfunded, the SERP account of each Named Executive Officer remains an unsecured contractual obligation of the Company. The amounts of those obligations are detailed in the 2011 Non-Qualified Deferred Compensation Table, p. 40.

The provisions of the SERP, and the investment of its assets, are overseen by the Committee. Investment options available to the Named Executive Officers in their SERP accounts are the same that are available to all employees under the Thrift Plan. Accordingly, the earnings on these investments are not regarded as “preferential”.

Perquisites and Other Personal Benefits

Incidental to their employment by, and the nature of their duties to, the Company, the Named Executive Officers receive other forms of compensation including perquisites and personal benefits. For the 2011 fiscal year, none of the Named Executive Officers reported receiving total perquisites and personal benefits that met the disclosure threshold of $10,000. As to other types of compensation received in 2011 that do not fit within the definition of perquisites or personal benefits, such includes, among other things, a Company match on Thrift Plan contributions and the sale of up to one week accrued, but unused vacation time back to the Company each year. These other income items are detailed for each of the Named Executive Officers in the 2011 All Other Compensation Table in footnote 8 on p. 33.

Role of Executive Officers in Compensation Decisions

The Committee annually reviews each component of the total compensation paid to each Named Executive Officer during its February meeting. Such entails salary review as well as the establishment of performance targets related to the Company’s incentive compensation plans. At this meeting, the President and Chief Executive Officer presents his evaluation of the performance of the other Named Executive Officers and his compensation recommendations to the Committee. The Committee exercises its discretion in accepting or modifying these recommendations and independently makes the performance evaluation and compensation decisions with regard to the President and Chief Executive Officer. No other Named Executive Officer presents compensation recommendations to the Committee. The Committee members also variously interact with the Named Executive Officers through the Company’s internal reporting procedures and during Board meetings and Board committee meetings where their own personal performance evaluations of the Named Executive Officers can be made.

On an annual basis, the Company conducts an annual risk assessment with respect to compensation of the executive officers, with the assistance of Mercer. This risk assessment includes an analysis of alignment of the Board’s expressed compensation philosophy and compensation goals with the Company’s strategic goals, short-term and long-term focus and timing issues, compensation drivers and potential risks of each type of pay component, vesting periods, stock ownership, and other factors. Benefit plans, stock plans, and compensation policies are also examined. This assessment is reviewed annually with the Committee. As a result of this process, the conclusion was that the Company’s 2011 compensation policies were not reasonably likely to have a material adverse effect on the Company.

Agreements Between The Company and The Named Executive Officers

Change-In-Control Agreements

The Company believes that in the event of an unforeseen event (e.g. sale of the Company followed by termination, reduction in benefits or responsibilities), each executive’s financial future should be protected to a certain degree, based upon the executive’s position and responsibility. Therefore, the Company has change-in-control agreements in place with each of the Named Executive Officers, the terms of which were amended on October 18, 2006 and were duly reported on Form 8-K filed with the SEC. The Committee approved the terms of these agreements, which are intended to conform with the provisions of Internal Revenue Code Section 409A. For purposes of these agreements, a change in control has the same definition as that provided in the Company’s 2002 Stock Incentive Plan. These agreements, each with a “double trigger” feature, will result in the transfer of benefits to the affected Named Executive Officer if a change in control of the Company occurs, and he is involuntarily dismissed within two years without cause or suffers (i) a reduction in salary and potential bonus and/or (ii) a meaningful diminution in job responsibility as a consequence of such a change in control. In such events, the benefits, and the terms for the benefits, to be transferred to the Named Executive Officers are as follows:

(1)	Two years base salary and target bonus for Mr. Dillon and one year base salary and target bonus for Messrs. Mann, Streeter, Meghreblian, and Andrews;

(2)	Two years of health and other such welfare benefits as do not constitute non-qualified deferred compensation under Internal Revenue Code Section 409A for Mr. Dillon and one year of health and other such welfare benefits as do not constitute non-qualified deferred compensation under Internal Revenue Code Section 409A for Messrs. Mann, Streeter, Meghreblian, and Andrews;

(3)	Accelerated vesting of all stock options and restricted stock;

(4)	A lump sum payment of $20,000 to help defray the expenses of comprehensive outplacement services, such payment to be grossed up for all applicable federal and state taxes; and

(5)	Should any of the actions listed in (1) - (4), attract excise tax, such is to be grossed up accordingly.

Any cash payments made as the result of a dismissal without cause will be paid in one lump sum payment on the 15th day of the month following the month in which dismissal occurs. Any cash payments made as the result of a reduction in salary and potential bonus and/or a meaningful diminution in job responsibility will be paid in one lump sum on the 15th day of the seventh month following the month the Named Executive Officer separates from service.

The specifics of potential payments under these agreements are listed in the 2011 Potential Payments Upon Termination or Change Of Control Table, pp. 43 - 46.

Involuntary Severance Agreements

The Company has an involuntary severance agreement in place with its President and Chief Executive Officer, Mr. Dillon, which was amended on October 18, 2006 and duly reported on Form 8-K filed with the SEC. The Committee approved the terms of this agreement, which upon an involuntary termination without cause, will result in the transfer of the following benefits:

(1)	Two years base salary and target bonus;

(2)	Two years health and welfare benefits;

(3)	Accelerated vesting of all stock options and restricted stock;

(4)	Comprehensive executive outplacement services; and

(5)	Should any of the actions in (1) - (4), attract excise tax, such is to be grossed up accordingly.

Any cash payments will be paid in one lump sum payment on the 15th day of the month following the month of involuntary termination.

The specifics of potential payments under this agreement are listed in the 2011 Potential Payments Upon Termination or Change Of Control Table, pp. 43 - 46.

Tax and Accounting Implications

Tax Deductibility of Executive Compensation

The Committee annually reviews and considers the deductibility of executive officer compensation under Section 162(m) of the Internal Revenue Code, which is discussed herein at p. 47.

Non-Qualified Deferred Compensation

The tax rules applicable to non-qualified deferred compensation arrangements were impacted by the enactment of the American Jobs Creation Act on October 22, 2004, codified at Internal Revenue Code Section 409A. As of December 31, 2011, the company is in full compliance with Internal Revenue Code Section 409A.

Accounting for Equity-Based Compensation

The Company applies a fair value-based measurement method in accounting for equity-based compensation, recognizing the cost as the services are performed in accordance with the provisions of Financial Accounting Standards Board (FASB) 718, Compensation-Stock Compensation.

COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee of the Board of Directors for Deltic Timber Corporation has reviewed and discussed the contents of this Executive Compensation Discussion and Analysis, required by Item 402(b) of SEC Regulation S-K, with the Company’s management and its executive officers and, based on such review and discussions, recommended to the Board that it be included in this Proxy Statement.

THE EXECUTIVE COMPENSATION COMMITTEE

R. Madison Murphy, Chairman

Christoph Keller, III

Robert C. Nolan, ex officio

R. Hunter Pierson, Jr.

David L. Lemmon

Robert B. Tudor, III

2011 SUMMARY COMPENSATION TABLE

The Summary Compensation Table shown below summarizes the total compensation earned by the Company’s Chief Executive Officer, Chief Financial Officer, and its three other most highly compensated officers- the “Named Executive Officers” or “NEOs” for the year ended December 31, 2011. Messrs. Dillon, Mann, Streeter, Meghreblian and Andrews served in their individual capacities, as designated below, during the entire year.

As shown below, the Named Executive Officers each received base salary, equity awards, option awards, non-equity incentive plan compensation, and other forms of compensation during the year. The Company’s method for determining the total compensation paid to these officers is discussed under the heading “Structuring Executive Compensation” starting at p. 16.

Name and Principal Position (a)	Year (b)	Base Salary(1) $ (c)	Bonus(2) $ (d)	Stock Awards(3) $ (e)	Option Awards(4) $ (f)	Non-Equity Incentive Plan Compensation (5) $ (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6) $ (h)	All Other Compensation(8) $ (i)	Total $ (j)
Ray C. Dillon	2011	540,000	—	632,356	203,301	—	91,638	407,434	1,874,729
President & Chief Executive Officer	2010	535,834	—	527,760	173,199	756,000	43,200	220,136	2,256,129
	2009	515,000	—	449,040	170,535	—	79,535	271,721	1,485,831
Kenneth D. Mann	2011	305,833	—	243,597	78,317	—	254,645	158,479	1,040,871
Vice President, Treasurer & Chief Financial Officer	2010 2009	281,667 262,167	— —	171,812 143,011	56,381 54,321	285,000 —	114,734 79,568	44,605 48,879	954,199 587,946
Kent L. Streeter	2011	258,125	—	189,031	60,769	24,375	80,357	126,336	738,993
Vice President, Operations	2010	248,750	—	154,434	50,686	174,591	35,203	99,963	763,627
	2009	248,750	—	123,748	46,995	38,793	24,455	121,727	604,468
David V. Meghreblian	2011	216,000	—	147,121	47,295	9,277	177,103	99,615	696,411
Vice President Real Estate	2010	206,000	—	119,782	39,297	149,165	69,416	75,405	659,065
	2009	200,000	—	103,109	39,165	6,000	36,025	90,275	474,574
Jim F. Andrews, Jr. (7)	2011	169,167	—	151,042	48,548	—	65,405	5,350	439,512
Vice President, General Counsel, Secretary

(1)	The amounts shown in column (c) are strictly base salary amounts included on IRS Form W-2 for the years shown. Except for Thrift Plan contributions, no amounts of salary were deferred.

(2)	None of the Named Executive Officers received payments that, for these disclosure purposes, the Company characterizes as “Bonus” for any of the reporting periods. The incentive cash award earned by each during 2011 is classified herein as “Non-Equity Incentive Plan Compensation” disclosed at column (g).

(3)	The amounts shown in column (e) reflect the full grant date fair value of the restricted stock awards (both time-based and performance-based) granted under the Company’s 2002 SIP for the years shown in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. During 2011, there were no re-pricings or modifications of Stock Awards and there were no forfeitures by any of the above Named Executive Officers. In valuing the performance-based restricted stock, the target share amounts were utilized as the most probable outcome for these performance units. As to performance-based restricted stock, and assuming achievement of the highest performance conditions upon vesting in 2015, the reported amounts for 2011 would be increased by the following amounts: Mr. Dillon, $382,453; Mr. Mann $147,334; Mr. Streeter, $114,308; Mr. Meghreblian, $88,982; and Mr. Andrews, $91,378.

(4)	The amounts shown in column (f) reflect the full grant date fair value of the option awards granted under the Company’s 2002 SIP for the years shown, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, utilizing the Binomial Model value of $20.89 per share for 2011; $14.49 per share for 2010; and $11.74 per share for 2009. The exercise price of these option grants was determined by the closing price on the date of grant. During 2011, there were no re-pricings or modifications of option awards and there were no forfeitures by any of the above Named Executive Officers.

(5)	The amounts reported in column (g) reflect performance-based cash incentive awards and fall outside the scope of the fair value-based measurement method. These amounts were earned during the year ended December 31, 2011, were reviewed by the Committee on February 15, 2012, and paid in full by the Company on February 24, 2012. No amounts payable under the performance-based cash incentive awards were deferred, either at the election of the Named Executive Officers, or per the Committee’s direction. In calculating the non-equity incentive compensation payable from the formulas shown above, the Committee uses the Named Executive Officer’s annualized monthly salary at year’s end. The annualized amount differs from the amount reported in column (c) as the Committee conducts a salary review during its February meeting each year. In 2011, any increase received by a Named Executive Officer would be effective March 1, 2011. These annualized salary amounts used for the non-equity incentive compensation calculation were: Mr. Dillon, $540,000; Mr. Mann, $310,000; Mr. Streeter, $260,000; Mr. Meghreblian, $218,000; and Mr. Andrews, $175,000.

(6)	The amounts shown in column (h) reflect changes in the actuarial present values in the defined benefit pension plan for the Named Executive Officers and as calculated from December 31, 2010 to December 31, 2011. Calculations are based on Financial Accounting Standards Board Accounting Standards Codification Topic 715-20 assumptions and are determined by the Company’s actuary.

(7)	Mr. Andrews became a Named Executive Officer in 2011.

(8)	The amounts reflected in column (i) for 2011 are detailed in the table below:

Name (a)(1)	Year (b)	Vacation Sold Back To Company(2) ($) (c)	Vacation Paid To Retirees ($) (d)	Insurance Premiums ($) (e)	Company Contributions to Retirement and 401(k) Plans ($) (f)	Gross-Ups on Vested Equity (3) ($) (g)	Change in Control Payments / Accruals ($) (h)	Total ($) (i)
Ray C. Dillon, CEO	2011	$20,769	$0	$3,612	$53,588	329,464	0	$407,434
Kenneth D. Mann, CFO	2011	$11,923	$0	$2,212	$17,888	126,456	0	$158,479
Kent L. Streeter	2011	$5,000	$0	$1,868	$9,636	109,832	0	$126,336
David V. Meghreblian	2011	$5,869	$0	$1,564	$6,302	85,880	0	$99,615
Jim F. Andrews, Jr.	2011	$0	$0	$1,226	$0	4,124	0	$5,350

(1)	The amounts shown in this table do not include any amounts for perquisites as such received by the Named Executive officers during the 2011 fiscal year did not meet the SEC’s disclosure threshold of $10,000.

(2)	The amounts shown in column (c) reflect compensation paid to each Named Executive Officer for the sale of up to one week of accrued, but unused vacation back to the Company.

(3)	The amounts shown in column (g) reflect tax gross-ups paid by the Company for 2007 equity awards that vested in 2011.

2011 GRANTS OF PLAN-BASED AWARDS TABLE

The “2011 Grants of Plan-Based Awards Table” shown below details the non-equity incentive (cash) awards and the equity-based awards granted to the Named Executive Officers by the Executive Compensation Committee on February 16, 2011. The equity-based awards were granted under the Company’s 2002 Stock Incentive Plan. These grants include stock options, time-based restricted stock awards and performance-based restricted stock awards.

		Estimated Future Payout Under Non-Equity Incentive Plan Awards			Estimated future Payout Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(4) (#) (i)	All Other Option Awards: Number of Securities Underlying Options(5) (#) (j)	Exercise or Base Price of Option Awards ($/Sh)(6) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
Name (a)	Grant(1) Date (b)	Threshold(2) ($) (c)	Target(2) ($) (d)	Maximum(2) ($) (e)	Threshold(3) (#) (f)	Target(3) (#) (g)	Maximum(3) (#) (h)
Ray C. Dillon	2/16/2011	$202,500	$405,000	$810,000	2,235	4,470	8,940				$382,453(7)
CEO	2/16/2011							3,933			$249,903(8)
	2/16/2011								9,732	$63.54	$203,301(9)

Kenneth D. Mann	2/16/2011	$77,500	$155,000	$310,000	861	1,722	3,444				$147,334(7)
CFO	2/16/2011							1,515			$96,263(8)
	2/16/2011								3,749	$63.54	$78,317(9)
Kent L. Streeter	2/16/2011	$65,000	$130,000	$260,000	668	1,336	2,672				$114,308(7)
	2/16/2011							1,176			$74,723(8)
	2/16/2011								2,909	$63.54	$60,769(9)

David V. Meghreblian	2/16/2011	$54,500	$109,000	$218,000	520	1,040	2,080				$88,982(7)
	2/16/2011							915			$58,139(8)
	2/16/2011								2,264	$63.54	$47,295(9)
Jim F. Andrews, Jr.	2/16/2011	$43,750	$87,500	$175,000	534	1,068	2,136				$91,378(7)
	2/16/2011							939			$59,664(8)
	2/16/2011								2,324	$63.54	$48,548(9)

(1)	The grant date in column (b) above reflects the fair value-based measurement method grant date, which was also the date upon which the Executive Compensation Committee granted the awards.

(2)	The amounts shown in columns (c), (d), and (e) reflect the threshold, target, and maximum amounts, respectively, payable under the Company’s 2011 non-equity (cash) incentive plan. The specific calculations for the amounts actually paid to each of the Named Executive Officers are detailed in a table located under Performance-Based Non-Equity Incentive Compensation, p. 22.

(3)	The amounts shown in columns (f), (g), and (h) reflect the threshold, target, and maximum amounts, respectively, payable in performance restricted stock under the Company’s 2002 Stock Incentive Plan (“2002 SIP”). Discussion of the calculation of these numbers can be found in the Performance Goals section of Long-Term Equity-Based Compensation, p. 24. Should these awards vest at the end of their restricted performance period (in 2015), a 50% tax gross-up will be applied at that time.

(4)	The amounts shown in column (i) reflect grants of time-based restricted shares that do not have a performance element for vesting. These shares vest four years after their grant date. When these awards vest at the end of their restricted period (in 2015), a 50% tax gross-up will be applied at that time.

(5)	The amounts shown in column (j) reflect grants of non-qualified stock options that do not have a performance element for vesting. These time-based options vest at the rate of 25% per year upon each anniversary of their grant date. Accordingly, these grants will be fully vested on February 16, 2015.

(6)	The exercise price of the option awards granted, shown in column (j), is determined by the Committee at the time of grant. For 2011, the exercise price is the NYSE closing price of $63.54 per share for the Company’s stock on the date of grant, February 16, 2011.

(7)	Reflects the number of target shares reported in column (g) multiplied by $85.56 per share, which represents the fair value at the time of the grant utilizing the Monte Carlo Simulation Approach as appropriate for performance-based shares.

(8)	Reflects the number of shares reported in column (i) multiplied by $63.54 per share, which represents the fair value at the time of the grant utilizing the market’s per share closing price on the grant date as appropriate for time-based awards.

(9)	Reflects the number of shares reported in column (j) multiplied by $20.89 per share, which reflects the fair value at the time of the grant utilizing the Binomial Model as appropriate for options.

2011 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The “2011 Outstanding Equity Awards At Fiscal Year-End Table” shown below details the number of stock options, both vested and unvested, and their respective exercise prices and expiration dates held by each of the Named Executive Officers as of December 31, 2011. The table also shows the number of shares of restricted stock or performance units, and the respective vesting status, also held by each of the Named Executive Officers as of December 31, 2011. All awards shown below were granted under the provisions of the Company’s 2002 Stock Incentive Plan.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(13) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(13) ($)
	Exercisable	Unexercisable
Ray C. Dillon		9,732	(1)		63.540	02/16/2021	3,933	(5)	$237,514	4,470	(9)	$269,943
CEO	1,789	8,964	(2)		44.840	02/17/2020	4,733	(6)	$285,826	5,379	(10)	$324,838
		7,262	(3)		34.410	02/18/2019	5,357	(7)	$323,509	6,088	(11)	$367,654
	7,389	2,462	(4)		51.370	02/20/2018	3,578	(8)	$216,075	4,065	(12)	$245,485
	8,657				53.010	02/14/2017
	8,742				53.750	02/15/2016

Kenneth D. Mann		3,749	(1)		63.540	02/16/2021	1,515	(5)	$91,491	1,722	(9)	$103,992
CFO		2,918	(2)		44.840	02/17/2020	1,541	(6)	$93,061	1,751	(10)	$105,743
		2,313	(3)		34.410	02/18/2019	1,706	(7)	$103,025	1,939	(11)	$117,096
	937	917	(4)		51.370	02/20/2018	1,333	(8)	$80,500	1,515	(12)	$91,491
	3,323				53.010	02/14/2017

Kent L. Streeter		2,909	(1)		63.540	02/16/2021	1,176	(5)	$71,019	1,336	(9)	$80,681
		2,623	(2)		44.840	02/17/2020	1,385	(6)	$83,640	1,574	(10)	$95,054
		2,001	(3)		34.410	02/18/2019	1,476	(7)	$89,136	1,678	(11)	$101,334
		772	(4)		51.370	02/20/2018	1,122	(8)	$67,758	1,275	(12)	$76,997

David V. Meghreblian		2,264	(1)		63.540	02/16/2021	915	(5)	$55,257	1,040	(9)	$62,806
	678	2,034	(2)		44.840	02/17/2020	1,074	(6)	$64,859	1,221	(10)	$73,736
	1,668	1,668	(3)		34.410	02/18/2019	1,230	(7)	$74,280	1,398	(11)	$84,425
	1,950	649	(4)		51.370	02/20/2018	944	(8)	$57,008	1,073	(12)	$64,798
	2,256				53.010	02/14/2017
	2,876				53.750	02/15/2016
	3,350				44.355	02/16/2015
	3,800				32.565	02/19/2014

Jim F. Andrews, Jr.		2,324	(1)		63.540	02/16/2021	939	(5)	$56,706	1,068	(9)	$64,497
	28	84	(2)		44.840	02/17/2020	44	(6)	$2,657	51	(10)	$3,080
	65	64	(3)		34.410	02/18/2019	48	(7)	$2,899	54	(11)	$3,261
	82	27	(4)		51.370	02/20/2018	40	(8)	$2,416	45	(12)	$2,718
	78				53.010	02/14/2017
	70				53.750	02/15/2016
	27				44.355	02/16/2015

(1)	Stock options granted on 2/16/11 vest at the rate of 25% per year with vesting dates of 2/16/12, 2/16/13, 2/16/14 and 2/16/15.

(2)	Stock options granted on 2/17/10 vest at the rate of 25% per year with vesting dates of 2/17/11, 2/17/12, 2/17/13 and 2/17/14.

(3)	Stock options granted on 2/18/09 vest at the rate of 25% per year with vesting dates of 2/18/10, 2/18/11, 2/18/12 and 2/18/13.

(4)	Stock options granted on 2/20/08 vest at the rate of 25% per year with vesting dates of 2/20/09, 2/20/10, 2/20/11 and 2/20/12.

(5)	Time vesting restricted stock shares granted on 2/16/11 that will vest four years after grant date in 2015.

(6)	Time vesting restricted stock shares granted on 2/17/10 that will vest four years after grant date in 2014.

(7)	Time vesting restricted stock shares granted on 2/18/09 that will vest four years after grant date in 2013.

(8)	Time vesting restricted stock shares granted on 2/20/08 that will vest four years after grant date in 2012.

(9)	Performance units granted on 2/16/11 with a restricted period through 2015. Vesting of target number of shares (shown) is contingent upon the Company’s achievement of 100% of the total stockholder returns achieved by the composite of the companies listed on p. 26 within the restricted period. Should these awards vest either at the threshold, target, or maximum levels at the end of the restricted period, a 50% tax gross-up will be applied.

(10)	Performance units granted on 2/17/10 with a restricted period through 2014. Vesting of target number of shares (shown) is contingent upon the Company’s achievement of 100% of the total stockholder returns achieved by the composite of the companies listed on p. 26 within the restricted period. Should these awards vest either at the threshold, target, or maximum levels at the end of the restricted period, a 50% tax gross-up will be applied.

(11)	Performance units granted on 2/18/09 with a restricted period through 2013. Vesting of target number of shares (shown) is contingent upon the Company’s achievement of 100% of the total stockholder returns achieved by the composite of the companies listed on p. 26 within the restricted period. Should these awards vest either at the threshold, target, or maximum levels at the end of the restricted period, a 50% tax gross-up will be applied.

(12)	Performance units granted on 2/20/08 with a restricted period through 2012. Vesting of target number of shares (shown) is contingent upon the Company’s achievement of 100% of the total stockholder returns achieved by the composite of the companies listed on p. 26 within the restricted period. Should these awards vest either at the threshold, target, or maximum levels at the end of the restricted period, a 50% tax gross-up will be applied.

(13)	Market value of these awards reflects the 2011 market closing price of the Company’s shares on December 30, 2011 ($60.39 per share), which is multiplied times the number of shares shown in the column to the immediate left.

2011 OPTION EXERCISES AND STOCK VESTED TABLE

The “2011 Option Exercises and Stock Vested Table” shown below details the value received by the Named Executive Officers upon their exercise of vested stock option awards (“Option Awards”) during the year ended December 31, 2011. These awards are measured in shares. The table also details the number of shares and value realized by each affected NEO upon the vesting of time-based and performance-based restricted stock on February 14, 2011.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)

Ray C. Dillon, CEO	15,183	$379,773	10,385	$658,928

Kenneth D. Mann, CFO	5,028	$104,280	3,986	$252,912

Kent L. Streeter	10,331	$216,691	3,462	$219,664

David V. Meghreblian	0	$0	2,707	$171,759

Jim F. Andrews, Jr.	0	$0	130	$8,249

(1)	Value realized is the difference between the per share exercise price of the stock option and the per share market price at the time the stock option is exercised, and represents ordinary income for federal and state income tax purposes.

(2)	Value realized reflects the market closing price of the Company’s shares on the vesting date, February 14, 2011 ($63.45 per share), which is multiplied times the number of shares shown in the column to the immediate left.

2011 PENSION BENEFITS TABLE

The “2011 Pension Benefits Table” below shows the actuarial present values of accumulated benefits payable to each of the Named Executive Officers, upon retirement, under The Retirement Plan of Deltic Timber Corporation (“Retirement Plan”) and under The Supplemental Executive Retirement Plan of Deltic Timber Corporation (“SERP”) as of December 31, 2011. All NEOs were participants in the SERP. Details regarding the accounting policies used by the Company for its pension plans are discussed under Item 8, Financial Statements and Supplementary Data, at Note 1, “Significant Accounting Policies” and at Note 15, “Employee and Retiree Benefit Plans” in the Company’s annual report filed on Form 10-K with the SEC on March 8, 2012. Information regarding these plans, such as the Retirement Plan benefit formula, can be found under the heading Retirement Benefits and Retirement Savings Plans, supra.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)

Ray C. Dillon	Retirement Plan	8.5	$244,955	$0
CEO	SERP	8.5	$600,056	$0

Kenneth D. Mann	Retirement Plan	29	$751,328	$0
CFO	SERP	29	$444,692	$0

Kent L. Streeter	Retirement Plan	8.1	$197,573	$0
	SERP	8.1	$81,398	$0

David V. Meghreblian	Retirement Plan	22.1	$533,621	$0
	SERP	22.1	$108,098	$0

Jim F. Andrews, Jr. (1)	Retirement Plan	10.4	$106,928	$0
	SERP	10.4	$0	$0

(1)	Mr. Andrews became an NEO in 2011, but did not accumulate SERP Retirement Plan benefits.

2011 NON-QUALIFIED DEFERRED COMPENSATION TABLE

The “2011 Non-Qualified Deferred Compensation Table” shown below details the elections of non-qualified deferral of salary amounts, in excess of Internal Revenue Code limits for 401(k) contributions, by each of the Named Executive Officers for the year 2011. These deferrals are made under the Company’s Supplemental Executive Retirement Plan (“SERP”) and include the Company’s matching contributions. The SERP, discussed supra, exists to restore retirement savings benefits, on a pre-tax basis, to the Named Executive Officers that would otherwise be lost due to limitations imposed by the Internal Revenue Code. Deferred salary contribution amounts are permitted up to 50% of salary.

Name (a)	Executive Contributions In Last Fiscal Year(1) ($) (b)	Company Contributions In Last Fiscal Year(2) ($) (c)	Aggregate Earnings in Last Fiscal Year(3) ($) (d)	Aggregate Withdrawals / Distributions ($) (e)	Aggregate Balance at Last Fiscal Year-End (4) ($) (f)

Ray C. Dillon, CEO	$49,339	$53,588	$(22,070)	$0	$363,353

Kenneth D. Mann, CFO	$13,638	$17,888	$(3,380)	$0	$62,332

Kent L. Streeter	$27,272	$9,636	$(4,201)	$0	$148,686

David V. Meghreblian	$13,183	$6,302	$2,637	$0	$107,168

Jim F. Andrews, Jr.	$5,273	$0	$76	$0	$5,349

(1)	These contributions are solely contributed from salary as a payroll deduction at the election of the Named Executive Officer. The amounts shown in column (b) are included in the salary amounts for each of the Named Executive Officers in column (c) of the Summary Compensation Table, p. 32.

(2)	Company matching contributions are, for all deferred compensation purposes (qualified and non-qualified), capped at 5% of the employee’s salary. The amounts included in column (c) above are reported in column (i) of the Summary Compensation Table, p. 32.

(3)	For the Named Executive Officers’ SERP contributions, along with the Company match, the Named Executive Officers may select from the same investment choices as provided to all other employees under the Company’s qualified deferred compensation (401k) plan. These investment choices include the Company’s stock and a variety of publicly traded mutual funds. None of the amounts in column (d) were reported as compensation or deductions in the Summary Compensation Table, p. 32. The bracketed amounts represent aggregate loss during 2011.

(4)	The aggregate balance at December 31, 2011, as reported above, reflects Company contribution amounts that have been reported as compensation in the Summary Compensation Table for 2011, and in prior years, except for the aggregate earnings on deferred compensation.

2011 DIRECTOR COMPENSATION TABLE

A combination of cash and equity-based compensation is utilized to attract, retain, and compensate qualified candidates to serve on the Company’s Board of Directors. Director compensation, which consists of fees paid for meetings attended and an annual retainer, is determined by the Nominating and Corporate Governance Committee. Equity awards (granted under the Company’s 2002 SIP), are granted by the Executive Compensation Committee based upon the determination of the Board’s Nominating and Corporate Governance Committee. For the year ended December 31, 2011, the non-employee directors were entitled to receive an annual cash retainer of $35,000, $1,500 for each Board meeting physically attended and $750 for each Board meeting telephonically attended, $1,000 for each Board committee meeting physically attended and $500 for each Board committee meeting telephonically attended, except for Audit Committee meetings, which were compensated at $1,000 per meeting regardless of physical or telephonic attendance. The Chairman of each of the Board’s committees received additional compensation, as detailed below, for the additional responsibility that each assumed in those roles. Retainer fees and meeting fees are paid quarterly in arrears. Directors are also reimbursed for their travel, meal, and lodging expenses for attending meetings. A portion of director compensation is based on equity awards to further align their financial interests with those of the Company’s stockholders.

Name (a)	Fees Earned Or Paid in Cash(1) ($) (b)	Stock Awards(2) ($) (c)	Option Awards(3) ($) (d)	Non-Equity Incentive Plan Compensation(4) ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($) (f)	All Other Compensation (6) ($) (g)	Total ($) (h)

Robert C. Nolan	$126,000	$63,540	$0	$0	$0	$23,793	$213,333

R. Madison Murphy	$53,500	$63,540	$0	$0	$0	$23,793	$140,833

Rev. Christoph Keller, III	$50,000	$63,540	$0	$0	$0	$23,793	$137,333

J. Thurston Roach	$64,750	$63,540	$0	$0	$0	$23,793	$152,083

R. Hunter Pierson, Jr.	$51,000	$63,540	$0	$0	$0	$23,793	$138,333

Randolph C. Coley	$52,500	$63,540	$0	$0	$0	$55,519	$171,559

David L. Lemmon	$52,000	$63,540	$0	$0	$0	$55,519	$171,059

Robert B. Tudor, III	$43,750	$63,540	$0	$0	$0	$55,519	$162,809

Ray C. Dillon	$0	$0	$0	$0	$0	$0	$0

(1)	The information in column (b) reflects the payments of retainer fees, chairman fees and meeting fees to the non-employee directors during the year ended December 31, 2011 as follows:

•	Mr. Nolan, Chairman of the Board of Directors, chair fee, $75,000; retainer fee, $35,000; meeting fees, $16,000;

•	Mr. Murphy, Chairman of the Executive Compensation Committee, chair fee, $5,000; retainer fee, $35,000; meeting fees, $13,500;

•	Rev. Christoph Keller, III, Chairman of the Nominating and Corporate Governance Committee, chair fee, $5,000; retainer fee, $35,000; meeting fees, $10,000;

•	Mr. Roach, Chairman of the Audit Committee, chair fee, $10,000; retainer fee, $35,000; meeting fees, $19,750;

•	Mr. Pierson, retainer fee, $35,000; meeting fees, $16,000;

•	Mr. Coley, retainer fee, $35,000; meeting fees, $17,500;

•	Mr. Lemmon, retainer fee, $35,000; meeting fees, $17,000;

•	Mr. Tudor, retainer fee, $35,000; meeting fees, $8,750;

•

Mr. Dillon, President and Chief Executive Officer of the Company, serves as an employee director on its Board, but is not compensated with a director retainer, meeting fees, or additional equity awards for his Board service.

(2)	The information in column (c) reflects the grant date fair value of the 2011 grant of 1,000 time-based restricted stock awards to each of the Company’s existing non-employee directors under its 2002 SIP. These grants do not have a performance element for vesting, but rather will vest four years after the grant date. The Committee awarded these grants on February 16, 2011 and such are reflected above at the market’s closing price ($63.54) on that grant date. Presently, there are no grants of performance-based restricted stock to the Company’s non-employee directors. As of December 31, 2011, each non-employee director held 4,000 shares of non-vested time-restricted stock granted by the Committee under the 2002 SIP. These were granted in 1,000 share awards by the Committee in February of 2008, 2009, 2010, and 2011.

(3)	No option awards were granted by the Committee to the non-employee directors during 2011. Option awards granted to Mr. Dillon during the year are reflected in the Grants of Plan-Based Awards Table, p. 34.

(4)	No non-equity incentive plan compensation awards were granted to the non-employee directors during 2011. Any non-equity incentive plan compensation granted to Mr. Dillon during the year is reflected in the Summary Compensation Table, p. 32.

(5)	Currently, the Company provides no pension plan benefits and no non-qualified deferred compensation plans to its non-employee directors.

(6)	Payments reflect the value of tax gross ups paid for 2007 equity awards that vested in 2011.

2011 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

The “2011 Potential Payments upon Termination or Change in Control Table” shown below reflects the amount of compensation payable, as of December 31, 2011, to each of the Named Executive Officers in the event of: (1) involuntary severance without cause; (2) a change in control of the Company with involuntary dismissal within two years without cause or (i) a reduction in salary and potential bonus and/or (ii) a meaningful diminution in job responsibility as a result of such change; (3) voluntary severance other than retirement; (4) death; (5) long-term disability; (6) early retirement and (7) retirement at normal retirement age. In each case, the actual amounts to be paid can only be determined at the time the Named Executive Officer separates from the Company.

Name	Benefit	Involuntary Severance Termination w/o Cause or for Good Reason		Change in Control Termination w/o Cause or for Good Reason		Voluntary Severance Other Than Retirement		Death		Long- Term Disability		Early Retirement		Retirement At Normal Retirement Age
Ray C. Dillon	Salary	$1,080,000		$1,080,000		0		0		$150,000	(8)	0		0
CEO	Non-equity comp.	$0		$0		0		0		0		0		0
	Stock options	$566,667		$566,667		0		$216,403	(2)	$216,403	(2)	$216,403	(2)	$216,403	(2)
	Restricted stock	$1,594,387	(1)	$1,594,387	(1)	0		$927,723	(3)	$927,723	(3)	$927,723	(3)	$927,723	(3)
	Performance units	$1,811,881	(1)	$1,811,881	(1)	0		$1,054,221	(4)	$1,054,221	(4)	$1,054,221	(4)	$1,054,221	(4)
	Outplacement payment	$20,000	(1)	$20,000	(1)	0		0		0		0		0
	Health benefits	$17,533	(5)	$17,533	(5)	0		0		$6,444	(9)	$6,444	(10)	$7,446	(10)
	Life insurance benefit	0		0		0		$1,000,000	(7)	0		$12,500	(11)	$25,000	(11)
	Accrued pension benefit	$845,011	(12)	$845,011	(12)	$845,011	(12)	$845,011	(12)	$845,011	(12)	$845,011	(12)	$845,011	(12)

Total Potential Payment:		$5,935,479		$5,935,479		$845,011		$4,043,358		$3,199,802		$3,062,302		$3,075,804
Kenneth D. Mann	Salary	0		$310,000		0		0		$150,000	(8)	0		0
CFO	Non-equity comp.	0		$0		0		0		0		0		0
	Stock options	0		$146,713		0		$32,975	(2)	$32,975	(2)	$32,975	(2)	$32,975	(2)
	Restricted stock	0		$552,116	(1)	0		$318,674	(3)	$318,674	(3)	$318,674	(3)	$318,674	(3)
	Performance units	0		$627,482	(1)	0		$362,174	(4)	$362,174	(4)	$362,174	(4)	$362,174	(4)
	Outplacement payment	0		$20,000	(1)	0		0		0		0		0
	Health benefits	0		$6,016	(6)	0		0		$4,422	(9)	$4,422	(10)	$5,206	(10)
	Life insurance benefit	0		0		0		$621,000	(7)	0		$12,500	(11)	$25,000	(11)
	Accrued pension benefit	$1,196,020	(12)	$1,196,020	(12)	$1,196,020	(12)	$1,196,020	(12)	$1,196,020	(12)	$1,196,020	(12)	$1,196,020	(12)

Total Potential Payment:		$1,196,020		$2,858,347		$1,196,020		$2,530,843		$2,064,265		$1,926,765		$1,940,049

Name	Benefit	Involuntary Severance Termination w/o Cause or for Good Reason		Change in Control Termination w/o Cause or for Good Reason		Voluntary Severance Other Than Retirement		Death		Long- Term Disability		Early Retirement		Retirement At Normal Retirement Age

Kent L. Streeter	Salary	0		$260,000		0		0		$150,000	(8)	0		0
	Non-equity comp.	0		$24,375		0		0		0		0		0
	Stock options	0		$99,737		0		$0	(2)	$0	(2)	$0	(2)	$0	(2)
	Restricted stock	0		$467,328	(1)	0		$272,583	(3)	$272,583	(3)	$272,583	(3)	$272,583	(3)
	Performance units	0		$531,100	(1)	0		$309,799	(4)	$309,799	(4)	$309,799	(4)	$309,799	(4)
	Outplacement payment	0		$20,000	(1)	0		0		0		0		0
	Health benefits	0		$8,767	(6)	0		0		$6,444	(9)	$6,444	(10)	$7,446	(10)
	Life insurance benefit	0		0		0		$521,000	(7)	0		$12,500	(11)	$25,000	(11)
	Accrued pension benefit	$278,971	(12)	$278,971	(12)	$278,971	(12)	$278,971	(12)	$278,971	(12)	$278,971	(12)	$278,971	(12)

Total Potential Payment:		$278,971		$1,690,278		$278,971		$1,382,353		$1,017,797		$880,297		$893,799

David V. Meghreblian	Salary	0		$218,000		0		0		$130,800	(8)	0		0
	Non-equity comp.	0		$9,277		0		0		0		0		0
	Stock options	0		$347,482		0		$266,665	(2)	$266,665	(2)	$266,665	(2)	$266,665	(2)
	Restricted stock	0		$377,105	(1)	0		$223,358	(3)	$223,358	(3)	$223,358	(3)	$223,358	(3)
	Performance units	0		$428,648	(1)	0		$253,884	(4)	$253,884	(4)	$253,884	(4)	$253,884	(4)
	Outplacement payment	0		$20,000	(1)	0		0		0		0		0
	Health benefits	0		$11,466	(6)	0		0		$8,428	(9)	$8,428	(10)	$9,585	(10)
	Life insurance benefit	0		0		0		$437,000	(7)	0		$12,500	(11)	$25,000	(11)
	Accrued pension benefit	$641,719	(12)	$641,719	(12)	$641,719	(12)	$641,719	(12)	$641,719	(12)	$641,719	(12)	$641,719	(12)

Total Potential Payment:		$641,719		$2,053,697		$641,719		$1,822,626		$1,524,854		$1,406,554		$1,420,211

Jim F. Andrews, Jr.	Salary	0		$175,000		0		0		$105,000	(8)	0		0
	Non-equity comp.	0		$0		0		0		0		0		0
	Stock options	0		$7,550		0		$4,337	(2)	$4,337	(2)	$4,337	(2)	$4,337	(2)
	Restricted stock	0		$97,017	(1)	0		$26,261	(3)	$26,261	(3)	$26,261	(3)	$26,261	(3)
	Performance units	0		$110,333	(1)	0		$29,828	(4)	$29,828	(4)	$29,828	(4)	$29,828	(4)
	Outplacement payment	0		$20,000	(1)	0		0		0		0		0
	Health benefits	0		$11,466	(6)	0		0		$8,428	(9)	$8,428	(10)	$9,585	(10)
	Life insurance benefit	0		0		0		$351,000	(7)	0		$12,500	(11)	$25,000	(11)
	Accrued pension benefit	$106,928		$106,928	(12)	$106,928	(12)	$106,928	(12)	$106,928	(12)	$106,928	(12)	$106,928	(12)

Total Potential Payment:		$106,928		$528,294		$106,928		$518,354		$280,782		$188,282		$201,939

Unless otherwise denoted, all payments shown above represent amounts payable in lump sum and without tax gross up or tax reimbursement.

In the case of an involuntary severance without cause, and except in the case of Mr. Dillon as shown above, the Named Executive Officer’s retention of his vested stock options, restricted stock, and performance units is subject to Company approval. Otherwise, such are forfeited. In the case of involuntary severance for cause, all vested and unvested stock options, restricted stock, and performance units are forfeited. Also, in the cases of an involuntary severance without cause and involuntary severance for cause, the Named Executive Officer may continue to participate in the Company’s health care coverage under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1986 (COBRA). Except in the case of Mr. Dillon, as shown above, such participation is not funded by the Company.

For the Named Executive Officers and in the case of change in control of the Company that results in (i) a reduction in salary and potential non-equity compensation and/or (ii) a meaningful diminution in job responsibility, a lump sum payment will be made on the 15th day of the seventh month following the month of separation from service. For payments to be made to each of the Named Executive Officers, a change in control event has the same meaning as defined in the 2002 SIP, which was filed in the Company’s 2002 proxy statement with the SEC on March 22, 2002. Such can be retrieved on the SEC website at http://www.sec.gov/Archives/edgar/data/1022469/000093066102000828/ddef14a.txt.

Footnotes

Values shown in the table above do not reflect payments for accrued, but unused vacation time that might be owed to the employee at the time of termination. Values above also do not reflect amounts accrued in the Thrift Plan (401k) accounts of the Named Executive Officers.

(1)	Value shown reflects an estimated 50% tax gross up.

(2)	Value shown reflects stock options vested and a market closing price per share ($60.39) as of December 31, 2011.

(3)	Value shown reflects prorated vesting as of December 31, 2011. Benefit would be payable in prorated percentages of 96%, 71%, 46%, and 21% at February vesting dates in 2012, 2013, 2014, and 2015 respectively. Value shown reflects market closing price per share ($60.39) on December 31, 2011. Value shown also reflects a 50% tax gross up.

(4)	Value shown assumes vesting at the target levels. Value shown also assumes attainment of performance criteria within the restricted performance period. Benefit would be payable in vested percentages of 96%, 71%, 46%, and 21% at February vesting dates in 2012, 2013, 2014, and 2015 respectively. Value shown reflects market closing price per share ($60.39) on December 31, 2011. Value shown also reflects a 50% tax gross up.

(5)	Value shown reflects Company’s payment, at the employee’s current rate and benefit level, of health insurance premiums for two years. Actual benefit would depend on the claims and insurance payments made.

(6)	Value shown reflects Company’s payment, at the employee’s current rate and benefit level, of health insurance premiums for one year. Actual benefit would depend on the claims and insurance payments made.

(7)	Value shown reflects the death benefit (twice the employee’s annual salary, subject to a $1,000,000 cap) payable to the employee’s beneficiaries by the Company’s insurer. An additional life insurance benefit of $250,000 applies (not reflected in the value shown) if the employee dies while on Company business. Such benefit is available to all salaried employees. Amounts shown do not include voluntary life insurance obtained through the Company.

(8)	Value shown reflects an annual payment equivalent to 60% of salary, but capped at $12,500 per month and which is payable for so long as the Named Executive Officer remains in a long-term disability (permanent disability) status and until the employee’s normal retirement age. Such benefit is available to all employees. Should the Named Executive Officer fully recover or be medically deemed to have less than a permanent disability, the value shown would be adjusted or eliminated as circumstances dictate.

(9)	Value shown reflects Company’s annual portion for the employee’s health insurance premium while medically deemed to be in a long-term disability (permanent disability) status.

(10)	Value shown reflects Company’s annual portion for the retiree’s health insurance premium upon retirement.

(11)	Based on the retiree’s tenure with the Company, and related tenure benefit schedules, a life insurance benefit accrues to each Named Executive Officer upon retirement. The values shown, $12,500 and $25,000, reflect retirement life insurance benefits that accrue upon 10 years of service and 20 years of service, respectively, to, and retirement from, the Company. Such benefit is available to all salaried employees.

(12)	The value shown reflects the accrued pension benefits for each of the Named Executive Officers as detailed in the Pension Benefits Table, p. 39. Once vested, accrued pension (Retirement Plan) benefits are generally not subject to forfeiture. No Company policies, formal or informal, exist as to crediting any employee with additional years of service under the Company’s Retirement Plan either with early retirement or retirement at normal retirement age. The value shown reflects accrued value as of December 31, 2011. Under the terms of the Retirement Plan, such benefits may be paid in the manner as elected by the employee upon retirement. The common elections are either: (1) by ten year sum certain annuity; or (2) by an adjusted lifetime annuity. The exact amount of pension benefit is not determinable until the Named Executive Officer separates from the Company.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid during a year to a public company’s chief executive officer and its four other most highly compensated executive officers to $1,000,000 per individual, unless specified conditions are met. Certain performance-based compensation is not subject to the deduction limitation. The Company did not have non-deductible compensation expense during 2011 and is not expected to have such in 2012. Nevertheless, the Executive Compensation Committee intends to review this matter from time to time and, if appropriate and consistent with the Company’s compensation philosophy, may recommend in the future that actions be taken, if needed, to maximize the amount of compensation expense that is deductible to the Company.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

There were no committee interlocks. Messrs. Murphy, Pierson, Nolan and Rev. Keller are related by consanguinity and/or affinity as described in the “Certain Relationships and Related Transactions” section, p. 13.

COMPENSATION POLICIES/RISK MANAGEMENT

On an annual basis, the Company conducts a risk assessment with respect to compensation paid to all employees. On an annual basis, the Company conducts a risk assessment with respect to compensation paid to executive officers, with the assistance of Mercer. This risk assessment includes an analysis of alignment of the Board’s expressed compensation philosophy and compensation goals with the Company’s strategic goals, short-term and long-term focus and timing issues, compensation drivers and potential risks of each type of pay component, vesting periods, stock ownership, and other factors. Benefit plans, stock plans, and compensation policies are also examined. This assessment is reviewed annually with the Committee. As a result of this process, the conclusion was that the Company’s 2011 compensation policies were not reasonably likely to have a material adverse effect on the Company.

APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

(ITEM 2 ON PROXY CARD)

The Board of Directors desires to obtain from the stockholders an indication of their approval or disapproval of the Audit Committee’s action in appointing KPMG LLP, Certified Public Accountants, and an Independent Registered Accounting Firm, as independent auditors of the Company for the year 2012. KPMG LLP has been serving as the Company’s independent auditors for the past fourteen years. The firm has advised the Company that its members have no direct or indirect financial interest in the Company or any of its subsidiaries. Members of the firm are expected to be present at the Annual Meeting for the purpose of responding to inquiries by stockholders and such representatives will have an opportunity to make a statement if they desire to do so. The report of the Audit Committee, including its communication with KPMG LLP, is located on p. 48 and tabular disclosure of fees paid by the Company to KPMG in 2010 and 2011 is located on p. 49.

In the event a majority of the stockholders voting should indicate they disapprove the appointment of KPMG LLP, the adverse vote will be considered as a directive to the Audit Committee to select other auditors for the following year. Because of the difficulty and expense of making any substitution of auditors during a year, it is contemplated that the appointment for 2012 will be permitted to stand unless the Audit Committee or Board of Directors finds other good reason for making a change.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR 2012

REPORT OF THE AUDIT COMMITTEE

From its beginning as a publicly owned company at the end of 1996, the Company has had an Audit Committee (“Committee”) composed entirely of non-employee directors. All members of the Committee have been affirmatively determined by the Board to be independent under applicable SEC and NYSE criteria, and to meet financial literacy requirements. The Board of Directors has also determined that the Committee’s Chairman, J. Thurston Roach, meets or exceeds applicable professional experience and attribute requirements and has designated Mr. Roach as the Committee’s financial expert. The Committee has a written charter outlining the practices it follows that has been approved and adopted by the Company’s Board of Directors. The Committee’s charter can be accessed on the Company’s website at www.deltic.com under the Corporate Governance part of the Investors Relations section.

During the year 2011, at each of its meetings, the Committee met with senior members of the Company’s financial management team, its internal auditor, the Company’s General Counsel, and its independent auditors. The Committee’s agenda is established by the Committee’s Chairman. The Committee had private sessions at its meetings at least once each quarter with the Company’s independent auditors and, separately, with the internal auditor, at which candid discussions took place regarding financial management, accounting, and internal control issues. None of the services described below were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

The Committee has engaged KPMG LLP, an independent registered public accounting firm, as the Company’s independent auditors, and it approves in advance all audit and other services. Its procedures for pre-approval of fees are for the Committee’s Chairman to be the lead contact regarding fees, and that for the general audit engagement, including tax return services, and any other significant items, the Chairman reports the proposed fee structure to the Committee and seeks approval thereof. For any minor expense items or projects that might arise, the Committee has delegated authority to its Chairman to negotiate and approve such arrangements.

The Committee has also reviewed with the Company’s financial managers, its independent auditors and the Company’s internal auditor, the respective auditors’ overall audit scopes and plans, the results of internal and external audit examinations, the Company’s internal and disclosure controls, including internal controls over financial reporting, and the quality of the Company’s financial reporting.

Management has reviewed the audited financial statements and related notes in the Annual Report on Form 10-K for the year ended December 31, 2011 with the Committee including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Committee asked for management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles, and have expressed to both management and auditors their general preference for conservative policies when a range of accounting options is available.

The Committee also discussed with the independent auditors other matters required to be discussed by the auditors with the Committee under Statement on Auditing Standards No. 61 (communication with audit committees). The Committee received and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (independence discussions with audit committees), and considered with the auditors whether the provision of non-audit services provided by them to the Company during 2011 was compatible with the auditors’ independence. Also, the Committee reviewed the Company’s “Management’s Discussions of Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, including the Company’s most critical accounting policies identified therein.

In performing all of these functions, the Committee acts only in an oversight capacity. The Committee reviewed prior to the Company’s public quarterly and annual announcements, financial results applicable for 2011, as well as the financial results prior to filing formal reports with the SEC. In its oversight role, the Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles and an opinion on the effectiveness of the Company’s internal controls over financial reporting.

In reliance on these reviews and discussions, the report of the independent auditors and pursuant to delegated authority from the Board of Directors, the Committee has approved inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

Respectively Submitted,

Audit Committee

J. Thurston Roach, Chairman	Randolph C. Coley
R. Hunter Pierson, Jr.	David L. Lemmon

FEES PAID TO KPMG LLP IN 2011 AND 2010

For the years 2011 and 2010, the Company paid KPMG LLP fees in the amounts listed below for its services.

	2011	2010
Audit Fees(1)	$519,642	$464,608
Audit Related Fees(2)	$51,992	$46,650
Tax Fees	$110,275	$87,674
Other Fees	$0	$0

(1)	Includes integrated audit of financial statements and internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 as well as reviews of interim financial statements.

(2)	Includes audits of benefit plans.

APPROVAL OF THE 2002 STOCK INCENTIVE PLAN, AS AMENDED (ITEM 3 ON PROXY CARD)

The Deltic Timber Corporation 2002 Stock Incentive Plan (the “2002 SIP”) was approved by stockholders on April 25, 2002. On February 16, 2012, the Board of Directors adopted an amendment to the 2002 SIP to extend the term of the 2002 SIP for an additional 10 years, subject to and effective upon stockholder approval. Under NYSE rules, if stockholders do not approve the amendment, it will not be effective and the Company will not be able to grant new awards under the 2002 SIP after April 25, 2012.

The 2002 SIP is being submitted to stockholders to approve the extension of the term of the 2002 SIP. The Company is not asking for any increase in the number of shares of common stock available to be granted under the 2002 SIP.

The purpose of the 2002 SIP is to enable the Company and its subsidiaries to attract, retain and motivate officers, employees and directors by providing incentives directly linked to the profitability of the Company’s business and increases in stockholder value. Awards granted under the 2002 SIP are an important element of the Company’s compensation program for officers, employees and directors. If the amendment of the 2002 SIP is not approved, the Company will lose a critical compensation tool, and would thus be at a competitive disadvantage in attracting and retaining talent.

The affirmative vote of a majority of the shares of the Company’s common stock present, in person or by proxy, at the Annual Meeting and entitled to vote on this proposal is required for approval of the 2002 SIP, as amended.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE DELTIC TIMBER CORPORATION 2002 STOCK INCENTIVE PLAN, AS AMENDED

Description of the 2002 SIP, as Proposed to Be Amended

The following description of the 2002 SIP is qualified in its entirety by reference to the full text of the 2002 SIP as proposed to be amended, a copy of which is attached hereto as Appendix A. Other than the extension of the term of the 2002 SIP and limiting the award of restricted shares to 75,000 in any calendar year, for which we are seeking stockholder approval, the terms of the 2002 SIP remain materially unchanged since the 2002 SIP was approved by stockholders in 2002.

Term and Modification. If approved at the Annual Meeting, the 2002 SIP, as amended, will remain in effect for 10 years to April 26, 2022, unless sooner terminated by the Board of Directors.

The Board of Directors of the Company may at any time amend, alter or discontinue the 2002 SIP; provided that no amendment, alteration or discontinuation of the 2002 SIP shall be made that would (i) adversely affect the rights of an award recipient without such recipient’s consent (except such an amendment made to cause the 2002 SIP to comply with applicable law, stock exchange rules or accounting rules) or (ii) amend, alter or discontinue the prohibition on repricing stock options or otherwise require stockholder approval under applicable law, stock exchange rule or accounting rule without the approval of the stockholders of the Company. The Executive Compensation Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any award granted under the 2002 SIP, provided such action does not impair the rights of an award recipient without such recipient’s consent (except for an amendment made to cause the award to comply with applicable law, stock exchange rules or accounting rules) or reduce the per share exercise price of, or cancel and regrant, any stock option (except for adjustments described under “Certain Corporate Events” below or as approved by the stockholders of the Company).

Stock Subject to Plan; Annual Award Limit. The 2002 SIP authorizes the grant of awards to eligible participants with respect to up to 1,800,000 shares of the Company’s common stock; provided, as amended, that no more than 75,000 of those shares may be awarded pursuant to grants of restricted stock, restricted stock units or other stock-based awards in any calendar year. No participant under the 2002 SIP may be granted any options or stock appreciation rights covering in excess of 50,000 shares in any calendar year.

Under the 2002 SIP, if any stock option (and related stock appreciation right, if any) terminates without being exercised, shares are withheld upon exercise, any stock appreciation right is exercised for cash or any shares of restricted stock or restricted stock units are forfeited without the delivery of shares or other consideration to the grantee, the shares subject to such awards shall again be available for distribution in connection with awards under the 2002 SIP. Shares subject to awards under the 2002 SIP may be authorized and unissued shares or may be treasury shares. Shares underlying substitute awards shall not reduce the number of shares remaining available for issuance under the 2002 SIP.

Eligibility. Any individual who is employed by the Company or any affiliate, any individual who provides services to the Company or any affiliate, including nonemployee directors and independent contractors and holders of options and other types of awards granted by a company acquired by the Company or which is combined with the Company shall be eligible to be selected to receive awards or substitute awards, as applicable, under the 2002 SIP. As of December 31, 2011, there were approximately 43 individuals who were eligible to receive awards under the 2002 SIP.

Administration. The 2002 SIP will be administered by the Executive Compensation Committee of the Board of Directors, or, if at any time no such committee shall be in office, by the Board of Directors.

Types of Awards. Awards made under the 2002 SIP may include (i) nonqualified stock options (“NQOs”) and incentive stock options within the meaning of Section 422 of the Internal Revenue Code (“ISOs”) consisting of the right to purchase at a specified exercise price a number of shares of common stock; (ii) restricted stock consisting of one or more shares of common stock granted or sold to a grantee; (iii) restricted stock units consisting of a contractual right denominated in shares representing a right to receive the value of one or more share (or a percentage of such value); (iv) performance units consisting of a contractual right denominated in shares or cash or other property conditioned upon the achievement of specified performance goals during a specified performance period; and (v) other stock-based awards (including stock appreciation rights). Awards under the 2002 SIP are subject to such terms and conditions as may be determined by the Executive Compensation Committee and specified in the applicable award agreement; provided that an option, other than a substitute award, must have an exercise price of not less than fair market value at the date of the grant and a fixed term of exercise, and the vesting period of a restricted stock or restricted stock unit award with a vesting condition relating exclusively to the passage of time and continued employment or provision of services, or refraining therefrom, will not be less than 36 months.

Awards to Section 162(m) Participants. Awards (other than options or stock appreciation rights) granted under the 2002 SIP may, in the discretion of the Executive Compensation Committee, be structured as a qualified performance-based compensation under Section 162(m) of the Internal Revenue Code (see “Summary of Federal Income Tax Consequences” below). Each such award will be conditioned upon the attainment of preestablished performance goals measured over a performance period designated by the Executive Compensation Committee. A performance period may be one or more periods of time over which the attainment of one or more performance goals will be measured for the purposes of determining a participant’s right to payment in respect of a qualified performance-based award.

The performance goals applicable to a performance period must be established in writing by the Executive Compensation Committee no later than the earlier of (i) 90 days after the start of the performance period or (ii) the date upon which 25 percent of the performance period has elapsed. The performance goals are determined by reference to one or more of the following performance measures, as selected by the Executive Compensation Committee and as applicable to the Company or any of its subsidiaries, or any of their respective divisions or business units: return on net assets; revenue growth; return on common equity; total stockholder return; earnings per share; net revenue per employee; or market share. Performance measures may vary from performance period to performance period and from participant to participant.

Certain Corporate Events. In the event of any dividend or other distribution (whether in the form of cash, shares, other securities or other property), recapitalization, stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other similar corporate transaction, the Executive Compensation Committee may make such adjustments in: (i) the number and type of shares (or other securities or property) which thereafter may be made the subject of awards, including the aggregate and individual limits specified in the 2002 SIP; (ii) the number and type of shares (or other securities or property) subject to outstanding awards; and (iii) the grant, purchase or exercise price with respect to any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award. Unless specifically provided to the contrary in any award agreement, upon a change of control of the Company, all awards will become fully vested and exercisable, and any restrictions applicable to any award will automatically lapse.

Non-Transferability. Unless the Executive Compensation Committee otherwise determines, no award under the 2002 SIP is transferable other than by will or the laws of descent and distribution. During the lifetime of a participant, each award, and each right under any award, will be exercisable only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative.

Amended Plan Benefits. The following table reflects the awards granted under the 2002 SIP in 2012. The Company does not expect to grant additional awards under the 2002 SIP in 2012. Future grants of awards, if any, that will be made to eligible employees are subject to the discretion of the Executive Compensation Committee and, therefore, are not determinable at this time.

Name and Position	Dollar Value ($)	Number of Shares Underlying Awards Granted
Ray C. Dillon, CEO	704,000	17,397
Kenneth D. Mann, CFO	280,000	6,918
Kent L. Streeter	207,000	5,115
David V. Meghreblian	156,000	3,855
Jim F. Andrews, Jr.	164,000	4,053
Executive Group	1,568,000	38,746
Non-Executive Officer Director Group	512,000	8,000
Non-Executive Officer Employee Group	385,000	9,512

Summary of U.S. Federal Income Tax Consequences. The following is a brief description of the federal income tax treatment that will generally apply to awards under the 2002 SIP based on current federal income tax rules. For the purposes of this summary, the term “Company” includes applicable subsidiaries of the Company.

Nonqualified Stock Options. The grant of an NQO will not result in the recognition of taxable income by a grantee, and the Company will not be entitled to any deduction. A grantee will recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction equal to the amount of such income (subject to Section 162(m)). Gains or losses realized by a grantee upon a subsequent disposition of such shares generally will be treated as capital gains and losses (long-term or short-term, depending upon the holding period of the shares sold), with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an ISO will not result in the recognition of taxable income by a grantee, and the Company will not be entitled to any deduction. The exercise of an ISO will not result in the recognition of taxable income by a grantee provided that such grantee was, without a break in service, an employee of the Company during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if such grantee is disabled, as that term is defined in the Internal Revenue Code), and the Company will not be entitled to any deduction. The excess of the fair market value of the shares at the time of the exercise of an ISO over the exercise price is an adjustment that is included in the calculation of a grantee’s alternative minimum taxable income, if applicable, for the tax year in which the ISO is exercised. If a grantee does not sell or otherwise dispose of the shares within two years from the date of the grant of the ISO or within one year after the transfer of such shares to such grantee, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to such grantee as long-term capital gain, and the Company will not be entitled to a corresponding deduction. A long-term capital loss will be recognized to the extent that the amount realized is less than the exercise price. If the foregoing holding period requirements are not met, a grantee will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company will be entitled to a corresponding deduction equal to the amount of such income (subject to Section 162(m)).

Stock Appreciation Rights. The grant of a SAR will not result in the recognition of taxable income by a grantee or in a deduction to the Company. Upon exercise of a SAR, the amount of cash or the fair market value of shares received will be taxable to a grantee as ordinary income, and the Company will be entitled to a corresponding deduction equal to the amount of such income (subject to Section 162(m)). Gains and losses realized by a grantee upon a subsequent disposition of any such shares will be treated as capital gains and losses (long-term or short-term, depending upon the holding period of the shares sold), with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Restricted Stock. A grantee who is awarded restricted stock will not recognize taxable income at the time of grant, and the Company will not be entitled to a corresponding deduction, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes, unless such grantee makes the special election with the Internal Revenue Service pursuant to Section 83(b) of the Internal Revenue Code as discussed below. Upon lapse of the risk of forfeiture or restrictions on transferability applicable to the shares comprising the restricted stock award, a grantee will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction equal to the amount of such income (subject to Section 162(m)). Gains or losses realized by a grantee upon a subsequent disposition of such shares will be treated as capital gains and losses (long-term or short-term, depending upon the holding period of the shares sold), with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to a grantee and the Company will be entitled to a corresponding deduction.

Pursuant to Section 83(b) of the Internal Revenue Code, a grantee may elect within 30 days of receipt of a restricted stock award to be taxed at ordinary income tax rates on the fair market value of the shares comprising such award at the time of grant (determined without regard to any restrictions which may lapse) less any amount paid for the shares, and the Company will be entitled to a corresponding deduction equal to the amount of such income (subject to Section 162(m)). In that case, a grantee will acquire a tax basis in the shares equal to the ordinary income recognized by such grantee at the time of Award. No tax will be payable upon the lapse or release of the restrictions or at the time the shares first become transferable, and any gain or loss upon subsequent disposition will be a capital gain or loss. In the event of a forfeiture of shares of common stock with respect to which a grantee previously made a Section 83(b) election, a grantee will generally not be entitled to a loss deduction.

Restricted Stock Units. A grantee who is awarded restricted stock units will not recognize taxable income at the time of grant, and the Company will not be entitled to a corresponding deduction. A grantee who receives restricted stock units will be taxed at ordinary income tax rates on the then fair market value of the shares of common stock distributed at the time of settlement of the stock units, and the Company will be entitled to a corresponding deduction equal to the amount of such income (subject to Section 162(m)). Gains or losses realized by a grantee upon a subsequent disposition of such shares will be treated as capital gains and losses (long-term or short-term, depending upon the holding period of the shares sold), with the basis in such shares equal to the fair market value of the shares at the time of settlement.

Section 162(m). Section 162(m) of the Internal Revenue Code disallows the deduction for federal income tax purposes of certain annual compensation paid to the Chief Executive Officer and the three other most highly compensated executive officers (other than the Chief Financial Officer) of a publicly held corporation in excess of $1,000,000 per executive. Compensation that qualified as performance-based compensation is not subject to such limit. As noted above under “Types of Awards,” the 2002 SIP has been designed to allow for awards that will satisfy the requirements applicable to performance-based compensation under Section 162(m). Stockholders approved the performance goals currently used by the Executive Compensation Committee at the Company’s annual meeting on April 25, 2002 and will reapprove the performance goals for 162(m) purposes if they approve the 2002 SIP, as amended, at the Annual Meeting. The Company is not seeking to change the current performance goals. Awards of stock options or SARs determined by the Executive Compensation Committee under the 2002 SIP will also qualify for the performance-based compensation exception to Section 162(m).

The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the 2002 SIP. A grantee may also be subject to state and local taxes in connection with the grant or exercise of awards under the 2002 SIP. The Company suggests that grantees consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Equity Compensation Plan Information.

The following table sets forth information as of December 31, 2011, with respect to Deltic common stock issuable under the 2002 SIP, the Company’s only equity compensation plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	128,095	$49.39	1,013,810
Equity compensation plans not approved by security holders	—	—	—
Total	128,095	$49.39	1,013,810

(1)	Represents outstanding stock options.

ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION

(ITEM 4 ON PROXY CARD)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 amended the Securities Exchange Act of 1934. As a result, the Company’s stockholders are to be provided an opportunity to vote to approve the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. As this vote is an advisory vote, it is not binding upon the Company, the Board of Directors, or the Executive Compensation Committee of the Board of Directors. However, the Board of Directors will take the results of this advisory vote under advisement. Also, this vote is not intended to address any specific element of compensation, but rather relates to the overall compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement.

As described in greater detail under the heading “Executive Compensation Discussion and Analysis” beginning on p. 16, the Company seeks to structure an effective compensation program that will facilitate the ultimate objective of increasing stockholder value. Accordingly, the Company’s basic compensation philosophy is that an effective compensation program must be fair and reasonable, but also competitive so it: (1) attracts talent, (2) rewards achievement of Company objectives, (3) retains talent, and (4) aligns employee financial interests with those of the stockholders. To this end, the Company has structured the value of the total compensation paid to its Named Executive Officers to be a combination of salary, cash incentives, time-based and performance-based equity awards and other benefits with the goal that total compensation paid be proximate to the median (50th percentile) amount of total compensation paid to similarly situated executives within the Company’s industry peer group. In 2011, as in previous years, the Executive Compensation Committee engaged the nationally recognized and independent firm of Mercer Human Resource Consulting to assist it in reviewing industry compensation data and in structuring the Company’s compensation program to ensure it is fair, reasonable, and competitive.

On April 28, 2011, the Company’s stockholders approved, on an advisory basis, the Company’s executive compensation and an annual vote for the approval of the Company’s executive compensation. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the 2012 Annual Meeting of Stockholders:

“RESOLVED, that the stockholders advise that they approve the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which disclosure shall include Executive Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the Company’s proxy statement for its 2012 Annual Meeting of Stockholders.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS RESOLUTION

PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS RESOLUTION.

OTHER MATTERS TO COME BEFORE THE MEETING

The Board of Directors does not know of any matters which will be brought before the 2012 Annual Meeting of Stockholders other than those specifically set forth in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named on the enclosed proxy card will have discretion to vote in accordance with their best judgment.

The above Notice and Proxy Statement are sent by Order of the Board of Directors.

Jim F. Andrews, Jr.

Secretary

APPENDIX A

DELTIC TIMBER CORPORATION 2002 STOCK INCENTIVE PLAN

(AS AMENDED ON FEBRUARY 16, 2012)

SECTION 1. Purpose.

The Deltic Timber Corporation 2002 Stock Incentive Plan is designed to enhance the ability of the Company to attract and retain exceptionally qualified individuals and to encourage them to acquire a proprietary interest in the growth and performance of the Company.

SECTION 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee. If and to the extent that it is necessary for an Award to comply with Section 409A of the Code, “Affiliate” shall be interpreted in a manner that is consistent with the characterization of the Shares as “service recipient stock”.

(b) “Award” shall mean any Option, award of Restricted Stock, Restricted Stock Unit, Performance Unit or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(d) “Board” shall mean the board of directors of the Company.

(e) “Change of Control” shall mean the first to occur of:

(i) an individual, corporation, partnership, group, associate or other entity or “person”, as such term is defined in Section 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), other than the Company or any employee benefit plan(s) sponsored by the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 25% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors;

(ii) individuals who constitute the Board of Directors of the Company on the effective date of the Plan (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any Approved Director, as hereinafter defined, shall be, for purposes of this subsection (ii), considered as though such person were a member of the Incumbent Board. An “Approved Director”, for purposes of this subsection (ii), shall mean any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at last three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee of the Company for director), but shall not include any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or “person” other than the Board.

(iii) the approval by the shareholders of the Company of a plan or agreement providing (A) for a merger or consolidation of the Company other than with a wholly- owned subsidiary and other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) for a sale, exchange or other disposition of all or substantially all of the assets of the Company. If any of the events enumerated in this subsection (iii) occurs, the Committee shall determine the effective date of the Change of Control resulting therefrom for purposes of the Plan.

(iv) In addition to the events described in subsections (i), (ii) and (iii), it shall be a “Change of Control” for purposes hereof for any Participant principally employed in the business of a Designated Business Unit, as hereinafter defined, if an event described in subsections (i), (ii) or (iii) shall occur, except that for purposes of this subsection (iv), references in such subsections to the “Company” shall be deemed to refer to the Designated Business Unit in the business of which the Participant is principally employed. A change in Control described in this subsection (iv) shall apply only to a Participant employed principally by the affected Designated Business Unit. For purposes of this subsection (iv), “Designated Business Unit” shall mean those subsidiaries and any other business unit identified as a Designated Business Unit by the Committee from time to time.

(v) If a transaction would constitute a “Change of Control” hereunder, but would not constitute a permissible payment event for purposes of Section 409A, and if an outstanding Award holder would be subject to adverse tax consequences as a result, the Company shall not be required to make any payment to any such Participant that would cause such Participant to incur such adverse consequences.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(g) “Committee” shall mean a committee of the Board designated by the Board to administer the Plan. Unless otherwise determined by the Board, the Executive Compensation Committee designated by the Board shall be the Committee under the Plan.

(h) “Company” shall mean Deltic Timber Corporation, together with any successor thereto.

(i) “Earnings Per Share” shall mean earnings per share calculated in accordance with Generally Accepted Accounting Principles.

(j) “Executive Group” shall mean every person who is expected by the Committee to be both (i) a “covered employee” as defined in Section 162(m) of the Code as of the end of the taxable year in which payment of the Award may be deducted by the Company, and (ii) the recipient of compensation of more than $1,000,000 for that taxable year.

(k) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities) the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(l) “Incentive Stock Option” shall mean an option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

(m) “Market Share” shall mean the percent of sales of the total available market in an industry, product line or product attained by the Company or one of its business units during a time period.

(n) “Net Revenue Per Employee” in a period shall mean net revenue divided by the average number of employees of the Company, with average defined as the sum of the number of employees at the beginning and ending of the period divided by two.

(o) “Non-Qualified Stock Option” shall mean an option granted under Section 6 that is not intended to be an Incentive Stock Option.

(p) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(q) “Other Stock-Based Award” shall mean any right granted under Section 9.

(r) “Participant” shall mean an individual granted an Award under the Plan.

(s) “Performance Unit” shall mean any right granted under Section 8.

(t) “Restricted Stock” shall mean any Share granted under Section 7.

(u) “Restricted Stock Unit” shall mean a contractual right granted under Section 7 that is denominated in Shares, each of which represents a right to receive the value of a Share (or a percentage of such value, which percentage may be higher than 100%) upon the terms and conditions set forth in the Plan and the applicable Award Agreement.

(v) “Return On Common Equity” for a period shall mean net income less preferred stock dividends divided by total shareholders equity, less amounts, if any, attributable to preferred stock.

(w) “Return On Net Assets” for a period shall mean net income less preferred stock dividends divided by the difference of average total assets less average non-debt liabilities, with average defined as the sum of assets or liabilities at the beginning and ending of the period divided by two.

(x) “Revenue Growth” shall mean the percentage change in revenue (as defined in Statement of Financial Accounting Concepts No. 6, published by the Financial Accounting Standards Board) from one period to another.

(y) “Plan” shall mean this Deltic Timber Corporation 2002 Stock Incentive Plan.

(z) “Shares” shall mean shares of the common stock of the Company, $.01 par value.

(aa) “Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

(bb) “Total Shareholder Return” shall mean the sum of the appreciation in the Company’s stock price and dividends paid on the common stock of the Company over a given period of time.

SECTION 3. Eligibility.

(a) Any individual who is employed by the Company or any Affiliate, and any individual who provides services to the Company or any Affiliate as an independent contractor, including any officer or employee-director, shall be eligible to be selected to receive an Award under the Plan.

(b) An individual who has agreed to accept employment by, or to provide services to, the Company or an Affiliate shall be deemed to be eligible for Awards hereunder as of the date of such agreement.

(c) Directors who are not full-time or part-time officers or employees are eligible to receive Awards hereunder.

(d) Holders of options and other types of Awards granted by a company acquired by the Company or with which the Company combines are eligible for grant of Substitute Awards hereunder.

SECTION 4. Administration

(a) The Plan shall be administered by the Committee. The Committee shall be appointed by the Board and shall consist of not less than three directors. The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum.

(b) Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) determine whether and to what extent Awards should comply or continue to comply with any requirement of statute or regulation; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, the stockholders and the Participants.

SECTION 5. Shares Available for Awards.

(a) Subject to adjustment as provided below, the number of Shares available for issuance under the Plan shall be 1,800,000 shares. Notwithstanding the foregoing and subject to adjustment as provided in Section 5(e), (i) no Participant may receive Options and stock appreciation rights under the Plan in any calendar year that relate to more than 50,000 Shares and (ii) the maximum number of Shares with respect to which Awards may be made under Sections 7 and 9 in any calendar year is 75,000.

(b) If, after the effective date of the Plan, any Shares covered by an Award, or to which such an Award relates, are forfeited, or if such an Award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture or termination, shall again be, or shall become, available for issuance under the Plan.

(c) In the event that any Option or other Award granted hereunder (other than a Substitute Award) is exercised through the delivery of Shares, or in the event that withholding tax liabilities arising from such Option or Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld.

(d) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(e) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in Section 5(a), (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(f) Shares underlying Substitute Awards shall not reduce the number of Shares remaining available for issuance under the Plan.

SECTION 6. Options.

The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) The purchase price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(b) The term of each Option shall be fixed by the Committee.

(c) The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(d) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

SECTION 7. Restricted Stock and Restricted Stock Units.

(a) The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

(b) Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. If the vesting conditions applicable to an Award of Restricted Stock or Restricted Stock Units relate exclusively to the passage of time and continued employment or provision of services, or refraining therefrom, such time period shall consist of not less than 36 months.

(c) Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and may bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(d) Except as otherwise determined by the Committee, upon termination of employment or cessation of the provision of services (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

SECTION 8. Performance Units.

(a) The Committee is hereby authorized to grant Performance Units to Participants.

(b) Subject to the terms of the Plan, a Performance Unit granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Unit, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Unit granted and the amount of any payment or transfer to be made pursuant to any Performance Unit shall be determined by the Committee.

SECTION 9. Other Stock-based Awards

The Committee is hereby authorized to grant to Participants such other Awards (including, without limitation, stock appreciation rights and rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 9 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall, except in the case of Substitute Awards, not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

SECTION 10. General Provisions Applicable to Awards

(a) Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c) Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee and, if and to the extent necessary, in compliance with Section 409A of the Code. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(d) Unless the Committee shall otherwise determine, no Award and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e) All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(f) An Award (other than an option or stock appreciation right) to a member of the Executive Group may include a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a performance period or periods, as determined by the Committee, of a level or levels, as determined by the Committee, of one or more of the following performance measures: (i) Return on Net Assets, (ii) Revenue Growth, (iii) Return on Common Equity, (iv) Total Shareholder Return, (v) Earnings Per Share, (vi) Net Revenue Per Employee or (vii) Market Share.

(g) Unless specifically provided to the contrary in any Award Agreement, upon a Change of Control, all Awards shall become fully vested and exercisable, and any restrictions applicable to any Award shall automatically lapse.

SECTION 11. Amendment and Termination

(a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (ii) the consent of the affected Participant, if such action would adversely affect the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations.

(b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided, however, that no such action shall impair the rights of any affected Participant or holder or beneficiary under any Award theretofore granted under the Plan; and provided further that, except as provided in Section 5(e), no such action shall reduce the exercise price of any Option established at the time of grant hereof.

(c) The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 5(e)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. In making such adjustments, the Committee shall ensure that Awards do not cause a Participant to incur adverse tax consequences under Section 409A of the Code without the consent of the affected Participant.

(d) Any provision of the Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award.

(e) The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 12. Miscellaneous.

(a) No employee, independent contractor, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, independent contractors, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action (including, without limitation, providing for elective payment of such amounts in cash, Shares, other securities, other Awards or other property by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(c) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant from employment or terminate the services of an independent contractor, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties.

(e) If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(f) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(g) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

SECTION 13. Effective Date of Plan.

The Plan first became effective on April 25, 2002, the date on which it was initially approved by the Company’s stockholders. The Plan as amended herein for a ten-year extension was approved by the Board on February 16, 2012 and shall become effective, as amended, upon its approval by the stockholders of the Company.

SECTION 14. Term of the Plan.

No Award shall be granted under the Plan after the tenth anniversary of the effective date of the Plan, as amended. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 26, 2012.
Vote by Internet
• Log on to the Internet and go to www.investorvote.com
• Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Election of Directors (Item 1 in Proxy Statement) — The Board of Directors recommends a vote FOR the listed nominees.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Ray C. Dillon	☐	☐	02 - Robert C. Nolan	☐	☐	03 - Robert B. Tudor, III	☐	☐

B	Issue (Item 2 in Proxy Statement) — The Board of Directors recommends a vote FOR the below listed item.

	For	Against	Abstain
2. Ratify the appointment of KPMG LLP as auditors.	☐	☐	☐

C	Issue (Item 3 in Proxy Statement) — The Board of Directors recommends a vote FOR the below listed item.

	For	Against	Abstain
3. To approve amendment to extend the Deltic Timber Corporation 2002 Stock Incentive Plan for ten years.	☐	☐	☐

D	Issue (Item 4 in Proxy Statement) — The Board of Directors recommends a vote FOR the below listed item.

	For	Against	Abstain
4. Advisory approval of the Company’s executive compensation.	☐	☐	☐

E	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give full title. Please return promptly.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Deltic Timber Corporation

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING, APRIL 26, 2012

The stockholder(s) whose name(s) appears on the reverse side hereby appoints Robert C. Nolan and Ray C. Dillon, or each of them, as the stockholder’s proxy or proxies, with full power of substitution, to vote all shares of Common Stock of Deltic Timber Corporation which the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at the South Arkansas Arts Center, 110 East 5th Street, El Dorado, Arkansas, on April 26, 2012, at 10:00 a.m., local time, and any adjournments thereof, as fully as the stockholder could if personally present.

IMPORTANT - This Proxy must be signed and dated on the reverse side.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NONE ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE, FOR ITEM 2, FOR ITEM 3, AND FOR ITEM 4.

(Continued on reverse side)

YOUR VOTE IS IMPORTANT.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTMARKED ENVELOPE.

F	Non-Voting Items

Change of Address — Please print your new address below.